UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE WET SEAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

April 15, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Wet Seal, Inc., or the Annual Meeting, to be held at The Wet Seal, Inc.’s principal executive offices located at 26972 Burbank, Foothill Ranch, California 92610, beginning at 10:00 a.m., Pacific Time, on Wednesday, May 18, 2011, or any adjournment, postponement or extension thereof.

During the Annual Meeting, the matters described in the accompanying Proxy Statement will be considered. In addition to the formal items of business to be brought before the Annual Meeting, there will be an opportunity to ask appropriate questions of general interest to stockholders.

I hope you will be able to join us at the Annual Meeting. Whether or not you expect to attend, you are urged to complete, date, sign and return the enclosed proxy card in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting. Your vote is important regardless of the number of shares you own.

Sincerely,

SUSAN P. MCGALLA

Chief Executive Officer

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MAY 18, 2011

Notice is hereby given that the Annual Meeting of Stockholders, or the Annual Meeting, of The Wet Seal, Inc., or our Company, will be held at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Wednesday, May 18, 2011, or any adjournment, postponement or extension thereof.

The Annual Meeting will begin at 10:00 a.m., Pacific Time. At the Annual Meeting you will be asked to consider and vote upon:

1.	The election of a Board of Directors consisting of six directors to serve until our Company’s 2012 Annual Meeting and until their successors are duly elected and qualified. The attached Proxy Statement, which accompanies this Notice, includes the names of the nominees to be presented by our Board of Directors for election;

2.	A proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers, or the Say-on-Pay Proposal;

3.	A proposal to approve an advisory (non-binding) resolution regarding whether an advisory vote on the compensation of our named executive officers should be held once every one, two or three years, or the Say-on-Pay Frequency Proposal;

4.	The ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditor of our Company for fiscal 2011; and

5.	Such other business, if any, as may properly come before the Annual Meeting or any adjournment, postponement or extension thereof.

If you owned our Company’s Class A common stock at 5:00 p.m., Eastern Time, on April 11, 2011, you may vote at this meeting or any adjournment, postponement or extension thereof. A list of stockholders entitled to vote will be available for examination by any stockholder for any purpose germane to the Annual Meeting at the principal executive offices of our Company. The list of stockholders will be available during normal business hours for a period of ten days prior to the Annual Meeting.

To assure that your shares will be represented at the Annual Meeting, please sign and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

If you have any questions about the proposals, including the procedures for voting your shares, please contact Steven H. Benrubi, the Corporate Secretary of our Company, at (949) 699-3900.

BY ORDER OF OUR BOARD OF DIRECTORS

SUSAN P. MCGALLA

Chief Executive Officer

Foothill Ranch, California

Dated: April 15, 2011

i

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished by the Board of Directors of The Wet Seal, Inc., or our Company, we or us, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of our Company, or the Annual Meeting.

The Annual Meeting, or any adjournments, postponements or extensions thereof, will be held at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Wednesday, May 18, 2011. The Annual Meeting will begin at 10:00 a.m., Pacific Time. This Proxy Statement and related materials are first being mailed to stockholders on or about April  20, 2011.

ABOUT THE MEETING

What is the purpose of the meeting?

The Annual Meeting has been called to have our stockholders consider and vote upon:

1.	The election of Jonathan Duskin, Sidney M. Horn, Harold D. Kahn, Susan P. McGalla, Kenneth M. Reiss and Henry D. Winterstern to serve on our Company’s Board of Directors until our Company’s 2012 Annual Meeting of Stockholders, or the 2012 Annual Meeting, and until their successors are duly elected and qualified (each of the nominated individuals is a current member of our Company’s Board of Directors);

2.	A proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers, or the Say-on-Pay Proposal;

3.	A proposal to approve an advisory (non-binding) resolution regarding whether an advisory vote on the compensation of our named executive officers should be held once every one, two or three years, or the Say-on-Pay Frequency Proposal;

4.	The ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors of our Company for fiscal 2011; and

5.	Such other business, if any, as may properly come before the Annual Meeting, or any adjournment, postponement or extension thereof.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our Company’s Class A common stock and Class B common stock are entitled to receive notice of, and to vote at, the Annual Meeting. The record date for determining such holders is 5:00 p.m., Eastern Time, on April 11, 2011.

How many shares are outstanding and entitled to vote at the Annual Meeting?

At 5:00 p.m., Eastern Time, on the record date, there were 101,434,546 shares of our Company’s Class A common stock issued and outstanding. On that date, no shares of our Company’s Class B common stock were issued and outstanding.

Holders of Class A common stock are entitled to one vote per share. There are no cumulative voting rights with respect to the election of directors.

What constitutes a quorum for voting on the proposals?

The presence, in person or by proxy, of the holders of a majority of our Class A common stock shares outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. As of the record date for this Proxy Statement, 101,434,546 shares of Class A common stock, representing the same number of votes, were issued and outstanding. Accordingly, the presence of the holders of Class A common stock representing at least 50,717,273 votes will be necessary to establish a quorum.

Under Delaware law, abstentions and broker “non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting, but will not be counted towards the vote total for the election of directors or the Say-on-Pay and the Say-on-Pay Frequency Proposals (Proposals 2 and 3, respectively). Abstentions will also not be counted towards the vote total for Proposal 4; however because brokers will have discretion to vote shares of the Company’s common stock in their discretion without the direction of their clients on Proposal 4, there will not be any broker non-votes with respect to Proposal 4.

What is a broker “non-vote”?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members.

The election of directors and the Say-on-Pay and Say-on-Pay Frequency Proposals (Proposals 2 and 3, respectively), are “non-discretionary,” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as broker “non-votes.” Abstentions and broker “non-votes” will not be counted as a vote FOR or AGAINST any matter. The ratification of the appointment of our independent registered public accounting firm as our independent auditors for fiscal 2011 (Proposal 4) is a discretionary matter on which brokers may vote without instructions from their clients.

How will my shares be voted?

The shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in accordance with the instructions specified therein. In the absence of instructions, each proxy will be voted FOR all six nominees for directors, FOR Proposal 2, FOR ONE YEAR with respect to Proposal 3 and FOR Proposal 4 and will be voted in accordance with the discretion of the proxy holders upon all other matters, if any, which may properly come before the Annual Meeting. No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

Can I revoke my proxy?

Any proxy received by our Company may be subsequently revoked by the stockholder at any time before it is voted at the Annual Meeting by delivering a subsequent proxy or other written notice of revocation to our Company at our principal executive offices or by attending the Annual Meeting and voting in person.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

Only one Proxy Statement, proxy card and Annual Report on Form 10-K for the fiscal year ended January 29, 2011, or the 2010 Annual Report, are being delivered by our Company to multiple stockholders sharing an address, unless our Company receives contrary instructions in writing. Our Company will deliver, promptly upon written or oral request, a separate copy of this Proxy Statement and accompanying materials, including a proxy card and the 2010 Annual Report, to stockholders at a shared address to which a single copy was delivered.

A stockholder who wishes to receive a separate copy of this Proxy Statement and accompanying materials now or in the future, or stockholders sharing an address who are receiving multiple copies of proxy materials and wish to receive a single copy of such materials, should submit a request via mail to our Company’s principal executive offices located at 26972 Burbank, Foothill Ranch, California 92610. Alternatively, such a request may be made by telephone at (949) 699-3900.

INTERNET AVAILABILITY OF THIS PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

To Be Held on Wednesday, May 18, 2011

Our official Notice of Annual Meeting of Stockholders, this Proxy Statement, a form of proxy and the 2010 Annual Report are available on our website at www.wetsealinc.com. You may request an email copy of the proxy materials, including this Proxy Statement, a form of proxy and the 2010 Annual Report, or you may request an additional paper copy of these proxy materials, by submitting a request via mail to our principal executive offices located at 26972 Burbank, Foothill Ranch, California 92610. Alternatively, such a request may be made by telephone at (949) 699-3900. In order to facilitate timely delivery of such additional proxy materials, such a request must be made by May 4, 2011. We are unable to guarantee the timely delivery of additional proxy materials, via email or in hard copy, for requests made after this date.

PROPOSAL 1

ELECTION OF DIRECTORS

General

In accordance with our Company’s Bylaws, as amended, or the Bylaws, the number of directors that constitute our Board of Directors shall be determined from time to time by resolution of our Board of Directors. Upon the expiration of the term of directors, nominees are elected to serve for a term of one year and until their respective successors have been elected and qualified. Each director shall hold office until the next regular meeting of the stockholders after such director’s election and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director.

Nominees

The following directors will stand for election at the Annual Meeting: Ms. Susan P. McGalla and Messrs. Jonathan Duskin, Sidney M. Horn, Harold D. Kahn, Kenneth M. Reiss, and Henry D. Winterstern.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Ms. McGalla and Messrs. Duskin, Horn, Kahn, Reiss and Winterstern to our Board of Directors. The nominees have consented to serve as directors of our Company if elected. If, prior to the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy may be exercised to vote for a substitute candidate designated by our Board of Directors. Our Board of Directors has no reason to believe any of the nominees will be unable or will decline to serve as a director.

Set forth below is certain information furnished to our Company by the director nominees, with ages as of April 11, 2011. There are no family relationships among any directors or executive officers of our Company.

Name and Age	Principal Occupation and Background
Jonathan Duskin Age: 43	Mr. Jonathan Duskin has been a director of our Company since March 6, 2006, and he serves as a member of each of our Audit and Compensation Committees. Mr. Duskin has served as Chief Executive Officer of Macellum Capital Management since September 2008. From 2005 to April 2008, Mr. Duskin served as a Managing Director and Partner at Prentice Capital Management, LP, an investment manager. From 2002 to 2005, Mr. Duskin was a Managing Director at S.A.C. Capital Associates LLC. From 1998 to 2002, Mr. Duskin was a Managing Director at Lehman Brothers Inc., and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin previously served on each of the boards of directors of Whitehall Jewelers Inc., a former specialty retailer of jewelry, Plvtz, Inc., the holding company of Levitz Furniture Inc., and KB Toys, a former mall-based retail toy store chain. Our Nominating and Governance Committee believes that Mr. Duskin’s extensive experience in the financial services industry, retail investment expertise and familiarity with our Company qualify him for his continued service as a director.

Sidney M. Horn Age: 60	Mr. Sidney M. Horn has been a director of our Company since January 27, 2005. Mr. Horn is the Chairman of our Nominating and Governance Committee and also serves as a member of our Audit and Compensation Committees. Mr. Horn has been a partner at the law firm of Stikeman Elliot LLP since May 2000. From 1984 to May 2000, Mr. Horn was a partner at the law firm of Phillips & Vineberg LLP. Mr. Horn currently serves on the boards of directors of Prime Restaurants, Inc., a restaurant franchisor, Astral Media Inc., a Canadian specialty television and radio broadcaster and outdoor advertising company, Genworth MI Canada Inc., a Canadian residential mortgage insurance company, where he serves as Chairman of the Compensation Committee and as Lead Director, and Landauer Metropolitan Inc., a distributor of medical equipment. Since February 2010, Mr. Horn has also served as Corporate Secretary to Richmont Mines Inc., a Canadian gold mining company. Our Nominating and Governance Committee believes that Mr. Horn’s experience as a director on several company boards, his extensive experience in a large variety of corporate and business transactions and his experience as legal and strategic advisor to several retail and wholesale apparel companies qualify him for his continued service as a director.

Harold D. Kahn Age: 65	Mr. Harold D. Kahn served as a director of our Company from January 27, 2005 to October 23, 2008, when he resigned as director and became Chief Executive Officer of Steve & Barry’s, a former retail clothing chain. After his relationship with Steve & Barry’s terminated, Mr. Kahn was re-appointed as a director of our Company on November 19, 2008. Mr. Kahn was appointed Chairman of our Board of Directors on December 13, 2009. Mr. Kahn also serves as a member of our Compensation Committee and our Nominating and Governance Committee. Since February 2004, he has served as President of HDK Associates, a consulting company that advises financial and investment groups. From January 1994 to February 2004, Mr. Kahn served as Chairman and Chief Executive Officer of Macy’s East, a division of Macy’s. Mr. Kahn previously served on each of the boards of directors and Audit Committees of Ronco Corporation, a company that engages in the development, marketing and distribution of kitchen and other household products in the United States, and Steven Madden, Ltd., a designer and marketer of fashion footwear and accessories for women, men and children. Our Nominating and Governance Committee believes Mr. Kahn’s multi-decade experience in the retail industry, including his role as president and chief executive officer of various divisions of a leading retailer and his leadership ability qualify him for his continued service on the Board of Directors.

Susan P. McGalla Age: 46	Ms. Susan P. McGalla was appointed a director of our Company on January 18, 2011, in conjunction with her appointment as Chief Executive Officer of our Company. Prior to joining our Company, Ms McGalla held various management positions with American Eagle Outfitters, Inc. (“AEO”) from 1994 to 2009. In 2007, Ms. McGalla was named President and Chief Merchandising Officer of AEO. Prior to joining AEO, she held various merchandising and management positions in the department store retail sector from 1986 to 1994. Ms. McGalla currently serves on the Board of Directors of HFF, Inc., a commercial real estate capital intermediary, the Board of Trustees for the University of Pittsburgh and the council for the University of Pittsburgh Cancer Institute. Ms. McGalla formerly served on the Executive Committee and Board of Directors for the Allegheny Conference on Community Development. Our Nominating and Governance Committee believes that Ms. McGalla’s extensive experience in the retail industry, and particularly in senior management roles, and her leadership ability qualify her for her continued service on the Board of Directors.

Kenneth M. Reiss Age: 68	Mr. Kenneth M. Reiss has been a director of our Company since January 27, 2005. Mr. Reiss is Chairman of our Audit Committee and also serves as a member of our Nominating and Governance Committee. Prior to his retirement in June 2003, Mr. Reiss was a partner at the accounting firm of Ernst & Young L.L.P., where he served as the lead auditor for several publicly traded companies, including Toys “R” Us, Inc., Staples, Inc., Phillips-Van Heusen, Inc. and Kenneth Cole Productions, Inc. Mr. Reiss serves on the Board of Directors of Harman International Industries, Inc., a manufacturer of audio and electronic products for automotive, consumer and professional use and serves as the Chairman of its Audit Committee and as a member of its Governance and Nominating Committee. Additionally, Mr. Reiss previously served on the boards of directors of each of Eddie Bauer Holdings, Inc., a specialty retailer of men’s and women’s apparel, and Guitar Center, Inc., a musical instrument retail chain. Our Nominating and Governance Committee believes that Mr. Reiss’ extensive audit, accounting and financial experience and expertise and his knowledge and experience with retail and apparel companies qualify him for his continued service on the Board of Directors.

Henry D. Winterstern Age: 53	Mr. Henry D. Winterstern has been a director of our Company since August 18, 2004. Mr. Winterstern is the Chairman of our Compensation Committee and also serves as a member of our Audit Committee. Since April 2008, Mr. Winterstern has served as a Managing Director at Fortress Investment Group, most recently serving as the Managing Director of the Hybrid Funds. From July 2005 to March 2007, Mr. Winterstern served as Co-Chairman of the Board of Directors and Chief Executive Officer of First Look Studios, Inc., an independent film studio specializing in home video releases of films and television series. Between 1999 and 2004, Mr. Winterstern served as Chief Executive Officer of CDP Capital Entertainment, an investment management and advisory services company for the entertainment industry. Between June 1998 and April 2002, Mr. Winterstern served on the Board of Directors of Algo Group, Inc., which operated in the fashion apparel industry in the United States and Canada and for which Mr. Winterstern also served as Vice Chairman from September 2000 to April 2002. He also served as director and as Vice Chairman for Consoltex Inc., a Canadian manufacturer of technical textiles, from May 1996 to October 1999 and from May 1997 to October 1999, respectively. Our Nominating and Governance Committee believes that Mr. Winterstern’s experience in the retail sector and his role as a strategic advisor for acquisitions and financings in several industries qualify him for his continued service on the Board of Directors.

Vote Required to be Elected as a Director

Election of the nominees to our Board of Directors requires the affirmative vote of the majority of the votes cast by holders of outstanding shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. There are no cumulative voting rights with respect to the election of directors, and broker non-votes and abstentions will not be treated as votes cast with respect to the election of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

Our Company has adopted The Wet Seal, Inc. Code of Business Ethics and Conduct that is applicable to all directors, officers and employees. The purpose of our Code of Business Ethics and Conduct is to foster compliance with applicable laws affecting our Company and set a standard for our expectations for business conduct. We have also adopted a Code of Ethics Policy for our Chief Executive Officer and Chief Financial Officer to promote ethical conduct in the practice of financial management and corporate governance. In addition, we have also adopted Corporate Governance Guidelines that identify corporate governance policy standards for our directors, officers and committees of our Board of Directors. Our Code of Business Ethics and Conduct, our Code of Ethics Policy for our Chief Executive Officer and Chief Financial Officer and our Corporate Governance Guidelines are available on our website at www.wetsealinc.com.

Director Independence

All members of our Board of Directors other than Ms. McGalla, our Chief Executive Officer, have been determined to be “independent” directors in accordance with Nasdaq Global Market listing standards and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. This determination by our Board of Directors is based upon an individual evaluation of each of our directors, his or her employment or Board of Directors’ affiliations, and a determination that the “independent” director has no business relationship with other members of the Board of Directors or our Company (other than his service on our Board of Directors) or any involvement with a company or firm with which we do business that is material. Our Chief Executive Officer, Ms. McGalla, is not a member of any committees of our Board of Directors. The independent directors meet regularly during every quarterly Board of Directors meeting in separate executive session without any member of Company management present. The Chairman of the Board of Directors, who is an independent director, presides over these meetings.

Relationships Between Directors

Before the Board of Directors made the independence determination described in the preceding paragraph, Mr. Reiss advised the Board of Directors that he holds a 2 percent equity interest in Macellum Capital Management, LLC, of which Mr. Duskin is the General Partner and a small investment (valued at less than 2% of total funds invested) in the fund managed by Macellum Capital Management, LLC. In addition, Mr. Reiss informed the Board of Directors that he also has provided advisory services, approximately two hours per week, to Macellum Capital Management, LLC. The organizational documents of the Macellum Fund preclude the fund from taking any position in companies in which any of its advisors are members of the Board of Directors or serve as management. Our Board of Directors has considered this relationship in determining the independence of Mr. Duskin and Mr. Reiss and concluded that, due to such directors’ representations and the fact that the investment amount is not significant with respect to the investment fund or to the personal financial position of Mr. Reiss, such relationship does not affect the “independence” of any of such directors. In addition, it was determined that Mr. Reiss’ advisory responsibilities and related compensation do not affect the independence of Mr. Duskin or Mr. Reiss.

Review, Approval or Ratification of Related Party Transactions

The Company has not entered into or proposed entering into any transaction valued in excess of $120,000 in which any related party had or will have a direct or indirect material interest. Nevertheless, the Board of Directors of the Company has adopted the Company’s Code of Business Ethics and Conduct, or the Code, a copy of which is posted on the Company’s website at www.wetsealinc.com. The Code, which is administered by the Company’s Corporate Ethics/Compliance Officer, applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or one of its subsidiaries participates and a related person had, has or will have a direct or indirect interest. Each director or executive officer of the Company must notify the Company’s Corporate Ethics/Compliance Officer of any interest that such individual or an immediate family member of such individual had, has or may have, in a related person transaction, and the Company’s Corporate Ethics/Compliance Officer must, in turn, determine whether or not the transaction is in the best interest of the Company. For purposes of the Code, a “related person” includes any director or executive officer of the Company or a relative of such director or executive officer, which, in turn, includes his or her spouse, children, parents, siblings, in-laws and any other relatives who reside or share a home with such director or executive officer of the Company

Committees of Our Board of Directors

Our Board of Directors has established three committees consisting of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Board of Directors has adopted charters for each of its committees, which are posted on our Company’s website at www.wetsealinc.com. The current members of the committees are identified in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jonathan Duskin	X	X	—
Sidney M. Horn	X	X	(Chairman)
Harold D. Kahn	—	X	X
Kenneth M. Reiss	(Chairman)	—	X
Henry D. Winterstern	X	(Chairman)	—

Meetings and Attendance of Directors

Our Board of Directors and its committees held the following number of meetings during the fiscal year ended January 29, 2011:

Group	Meetings
Board of Directors	20
Audit Committee	8
Compensation Committee	2
Nominating and Governance Committee	2

All of the directors attended 75% or more of the total number of meetings of our Board of Directors and of committee(s) of the Board of Directors on which they served that were held during the fiscal year ended January 29, 2011.

Although the Company does not have a formal policy requiring members of the Board of Directors to attend annual meetings of the stockholders, our Company informally requires that all of our incumbent directors and director nominees attend the annual meeting of stockholders unless a director gives prior notice to the Chairman of the Board of Directors of his or her inability to attend. All members of our Board of Directors, then in office, other than the Chairman of the Board, participated in the 2010 annual meeting of stockholders.

Audit Committee

Our Audit Committee is composed entirely of non-management directors, each of whom our Board of Directors has determined is “independent” in accordance with Nasdaq Global Market listing standards and applicable rules and regulations promulgated under the Exchange Act. From March 22, 2006 through the date of this Proxy Statement, the members of our Audit Committee have consisted of Messrs. Reiss, Duskin, Horn and Winterstern.

Our Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to our Board of Directors, internal accounting and finance controls for our Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of our Company’s financial statements and press releases relating to our Company’s financial statements and results of operations. Our Audit Committee is also responsible for recommending to our Board of Directors independent registered public accountants to audit the annual financial statements of our Company, as well as for reviewing the scope of the audit as determined by the accountants. The charter of our Audit Committee is available on our Company’s website at www.wetsealinc.com.

Mr. Reiss, the Chairman of our Audit Committee, has 38 years of experience in auditing public companies during his tenure at Ernst & Young L.L.P. and has been determined by our Board of Directors to be an “audit committee financial expert” under the regulations of the Securities and Exchange Commission, or the SEC, and to be “financially sophisticated” under applicable Nasdaq Global Market listing standards by virtue of his experience described above in the section captioned “ELECTION OF DIRECTORS.”

Compensation Committee

Each of the directors comprising our Compensation Committee is not a member of management and has been determined by our Board of Directors to be “independent” in accordance with Nasdaq Global Market listing standards. Our Compensation Committee reviews and proposes to the Board of Directors for approval the compensation of our Chief Executive Officer and compensation of our other executive officers, administers our equity-based compensation plans and reviews the disclosures in the Compensation Discussion and Analysis and the annual Compensation Committee report for inclusion in our Company’s annual Proxy Statement.

Under The Wet Seal, Inc. Amended and Restated 2005 Stock Incentive Plan (the Amended and Restated Plan), our Compensation Committee approves the grant of Awards (as defined in the Amended and Restated Plan) including options, restricted stock, performance shares, restricted share units, share purchases, share awards or any other awards based on the value of our common shares to our directors, named executive officers and other Company personnel and consultants to our Company. In addition, our Compensation Committee recommends for approval by the Board of Directors bonus guidelines and equity-based awards to be granted to our named executive officers and directors as well as grants our Chief Executive Officer certain levels of authority to grant equity-based awards to other Company employees. Our Compensation Committee also reviews and recommends for approval by the Board of Directors contractual employment and compensation arrangements with our named executive officers and other members of senior management and oversees the administration of our employee benefits and benefit plans. The charter of our Compensation Committee is available on our Company’s website at www.wetsealinc.com.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed entirely of non-management directors, each of whom our Board of Directors has determined is “independent” in accordance with Nasdaq Global Market listing standards. Our Nominating and Governance Committee proposes to our Board of Directors and to stockholders a slate of director nominees in connection with the election of directors. It also advises our Board of Directors with respect to board procedures and committees, oversees the evaluation of our Board of Directors and develops, recommends and reviews our corporate governance guidelines. The charter of our Nominating and Governance Committee is available on our Company’s website at www.wetsealinc.com.

In discharging its responsibilities to nominate candidates for election to our Board of Directors, our Nominating and Governance Committee has not specified any minimum qualifications for serving on our Board of Directors. However, our Nominating and Governance Committee’s criteria for selecting new directors includes possession of such knowledge, experience, skills, expertise and diversity in business, background and experience as may enhance our Board of Directors’ ability to manage and direct the affairs and business of our Company. Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of our Nominating and Governance Committee through current directors, professional search firms, stockholders or other persons. Candidates may be considered at any point during the year. For additional information on stockholder recommendations for nominees to our Board of Directors, please see the section below under the caption “STOCKHOLDER NOMINEES.”

Executive Sessions; Meetings with Management

The non-management members of our Board of Directors, which include each member of our Board of Directors other than Ms. McGalla, meet in executive session on a quarterly basis. From time to time, executives from our third party internal audit provider and our Internal Audit Manager, meet with our Audit Committee to review the internal audit function and compliance with the internal controls requirements under the Sarbanes-Oxley Act. Our Audit Committee also meets in executive session with the independent registered accountants regularly. All other committees are given the opportunity to meet without management as they deem necessary.

Senior members of our Company’s management are routinely invited to make presentations to our Board of Directors or committees to provide management insight into items being discussed by our Board of Directors. In addition, members of our Board of Directors have free access to all other members of management and employees of our Company.

Board Leadership Structure and Risk Management

The roles of Chief Executive Officer and Chairman of the Board of Directors are separate in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer, sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. We believe this structure provides strong leadership for our Board of Directors, while also positioning our Chief Executive Officer as the leader of our Company in the eyes of our customers, vendors and stockholders.

Our Company is exposed to a number of risks, including economic, regulatory and others risks, such as the impact of competition and general economic conditions. Management is responsible for the day-to-day management of risks our Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are reasonably adequate and functioning as designed.

The Board of Directors believes that establishing an appropriate “tone at the top” and that full and open communication between management and the Board of Directors are essential for effective risk management and oversight. Our Chairman of the Board of Directors meets regularly with our Chief Executive Officer and other senior officers to discuss strategy and the risks facing our Company. In addition, senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters. Each quarter, the Board of Directors is provided an update by senior management on strategic matters involving our operations.

While the Board of Directors is ultimately responsible for risk oversight at our Company, our three Board committees assist the Board of Directors in fulfilling its oversight responsibilities in specific areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. Our Company’s Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and succession planning for our directors and corporate governance.

Executive Officers

The following is a list, as of April 11, 2011, of the names, ages and certain biographical information for the executive officers of our Company who are not also directors.

Name and Age	Principal Occupation and Background
Kenneth D. Seipel Age: 50	Mr. Kenneth D. Seipel was appointed our President and Chief Operating Officer in March 2011. Prior to joining our Company, Mr. Seipel served as the President and Chief Merchandise/Marketing Officer of Pamida Discount Stores LLC since 2009. Previous to this, Mr. Seipel served as Executive Vice President of Stores, Operations and Store Design for the Old Navy division of Gap, Inc. from 2003 through 2008. Mr. Seipel also held various merchandising and operations management roles earlier in his career with Target Corporation, Shopko Stores, Inc. and J. C. Penney Company, Inc.

Steven H. Benrubi Age: 44	Mr. Steven H. Benrubi was appointed our Executive Vice President, Chief Financial Officer and Corporate Secretary in September 2007. Since June 2005, Mr. Benrubi had previously served as our Vice President and Corporate Controller. Immediately prior to that, from August 2003, he served as Vice President and Corporate Controller of CKE Restaurants, Inc., the parent company of several fast food restaurant chains, including Carl’s Jr. and Hardee’s. Prior to his employment with CKE Restaurants, Inc., Mr. Benrubi served as treasurer of Champion Enterprises, Inc., a manufacturer and retailer of manufactured homes.

Sharon Hughes Age: 51	Ms. Sharon Hughes was appointed our President and Chief Merchandise Officer, Arden B Division, in November 2009. Ms. Hughes had previously served as a consultant to the Arden B merchant team from February 2008 to November 2009. Prior to that, from 2002 to 2008, Ms. Hughes provided merchandising and operational consulting services to various companies. From 1990 to 2002, Ms. Hughes was an employee of our Company, during which time she was involved in the formation of the Arden B concept, eventually serving as our Senior Vice President of Merchandising for our Wet Seal division. From 1984 to 1990, Ms. Hughes served as a general merchandise manager at Saturday’s World, a women’s specialty retailer based in Seattle, Washington. Prior to her employment with Saturday’s World, Ms. Hughes served as a buyer for our Wet Seal division, beginning in 1979.

Jon C. Kubo Age: 53	Mr. Jon C. Kubo was appointed our Senior Vice President of E-Commerce and Chief Information Officer in August 2010. Mr. Kubo had previously served as our Vice President and Chief Information Officer since March 2005. From April 2004 to February 2005, Mr. Kubo served as the Executive Vice President and Chief Administrative Officer of FAO Schwartz, Inc., where he was responsible for the information technology, finance, legal and logistics departments. Prior to that, from May 2000 to March 2004, he served as the Senior Vice President and Chief Information Officer of FAO Inc., which filed for Chapter 11 bankruptcy protection in January 2003 and in December 2003.

Barbara Bachman Age: 61	Ms. Barbara Bachman has served as our Senior Vice President of Store Operations since March 2008. From 1994 to March 2008, Ms. Bachman served in the capacity as our Director of Store Operations and Vice President of Store Operations, during which time she was involved in overseeing the significant expansion of each of the Wet Seal and Arden B divisions of our company. From 1971 to 1994, Ms. Bachman was an employee of Contempo Casuals, where she served as a retailer, a store manager and, ultimately, as a Regional Director and Vice President of Stores.

Director Compensation

The awarding of stock options, restricted stock and/or performance shares by our Company to directors, in their capacity as such, is at the discretion of the Compensation Committee. The directors do not receive any additional compensation in connection with their attendance at Board of Directors and committee meetings other than the cash and equity compensation described below in “Director Compensation Table“. All directors are reimbursed for expenses incurred in connection with attendance at the meetings of our Board of Directors and committees.

Fiscal 2010 Compensation Analysis

During fiscal 2010, all non-employee directors were entitled to receive the annual cash retainers set forth below and approved by the Board of Directors.

Position	Annual Cash Retainer	Payment
Director	$65,000	Quarterly
Committee Chairman	An additional $10,000	Quarterly
Chairman of our Board	An additional $15,000	Quarterly

In addition to the foregoing cash compensation program, each non-employee director received a restricted stock grant having a cash value of $115,000 on February 1, 2010, the date of issuance. Based upon the closing stock price of our common stock on that date, each non-employee director received 34,328 shares of our restricted stock. For serving as the Chairman of the Board, Mr. Kahn received an additional restricted stock grant having a cash value of $26,572 on February 1, 2010, the date of issuance, or 7,932 shares based upon the closing stock price of our common stock on that date. These shares vested on February 1, 2011; however, in connection with the expiration of Mr. Michael Zimmerman’s term as a director in May 2010, the vesting of his restricted non-employee stock grant was fully accelerated and vested on April 14, 2010.

Director Compensation Table

The following Director Compensation Table summarizes the compensation paid to our directors in fiscal 2010.

Name (1)	Fees Earned or Paid in Cash ($) (2)(4)	Share Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jonathan Duskin	$65,000	$115,000	—	—	—	—	$180,000
Sidney M. Horn	$75,000	$115,000	—	—	—	—	$190,000
Harold D. Kahn	$128,500	$141,572	—	—	—	—	$270,072
Kenneth M. Reiss	$75,000	$115,000	—	—	—	—	$190,000
Henry D. Winterstern	$125,000	$115,000	—	—	—	—	$240,000
Michael Zimmerman (5)	$19,465	$115,000	—	—	—	—	$134,465

(1)	Susan P. McGalla, our Chief Executive Officer and Edmond S. Thomas, our previous President and Chief Executive Officer, are not included in this table since they received no compensation for their services as a director. The compensation received by Ms. McGalla and Mr. Thomas as employees of our Company is shown in the “Summary Compensation Table”.
(2)

Members of our Board of Directors, other than Ms. McGalla and Mr. Thomas, received director’s fees at the rate of $65,000 per year, payable in quarterly installments. A committee Chairman received an additional retainer of $10,000 per year, payable in quarterly installments. The Chairman of our Board of Directors received an additional retainer of $15,000 per year, payable in quarterly installments. All members of our

Board of Directors are reimbursed for actual expenses incurred in connection with attendance at meetings of our Board of Directors and of committees of our Board of Directors.
(3)	The amounts in this column reflect the grant date fair value of the restricted stock awards determined in accordance with FASB ASC Topic 718, as required by SEC rules. As of January 29, 2011, the following directors had the following unvested shares of restricted stock: Mr. Duskin 34,328 shares, Mr. Horn 34,328 shares, Mr. Kahn 42,260 shares, Mr. Reiss 34,328 shares, and Mr. Winterstern 34,328 shares. These shares vested on February 1, 2011.
(4)	As compensation for leading the search for a new CEO, Mr. Kahn and Mr. Winterstern received additional fees of $48,500 and $50,000, respectively.
(5)	As Mr. Zimmerman’s term expired at the Annual Meeting in May 2010, his cash compensation reflects payment for the period during fiscal 2010 in which he was still serving as a member of our Board of Directors.

Indemnification Agreements with our Directors

We have entered into indemnification agreements with each of our non-employee directors. These agreements require us, among other things, to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our Company, and to advance expenses incurred as a result of any proceeding against them as to which they can be indemnified. We also expect to enter into indemnification agreements with our future non-management directors.

STOCKHOLDER NOMINEES

Our Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on our Board of Directors. There is no difference in the manner in which the Nominating and Governance Committee evaluates director candidates based on whether such candidate is recommended by the Nominating and Governance Committee or a stockholder. Any stockholder who desires to recommend a nominee for our Board of Directors must submit a letter addressed to our Corporate Secretary at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, and which is clearly identified as a “Director Nominee Recommendation”. All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by our Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our Nominating and Governance Committee.

Any stockholder recommendations for the 2012 Annual Meeting must be submitted no earlier than the opening of business on January 19, 2012, and no later than the close of business on February 18, 2012, to assure time for meaningful consideration and evaluation of the nominees by our Nominating and Governance Committee. In the event that the 2012 Annual Meeting is not within forty-five days before or after May 18, 2012, any stockholder recommendation for Board of Director nominees will be considered timely if it is received no earlier than the opening of business on the 120th day before the meeting and no later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which our Company first makes the public announcement of the date of the 2012 Annual Meeting.

Any stockholder recommendations for a special meeting of stockholders called for the purpose of electing directors must be submitted no later than the close of business on the 10th day following the day on which our Company first makes the public announcement of the date of the special meeting.

STOCKHOLDER COMMUNICATIONS

Our Company has adopted a formal process by which stockholders may communicate directly to directors. Under this process, any communication sent to a director or directors in care of our Corporate Secretary at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, is forwarded to the specified director or directors. There is no screening process, other than to confirm that the sender is a stockholder, and all stockholder communications that are received by our Corporate Secretary to the attention of a director or directors are forwarded to the director or directors, with a copy to the Chairman of our Audit Committee.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Recently enacted federal legislation (Section 14A of the Exchange Act) requires that we include in this Proxy Statement the opportunity for our stockholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers (sometimes referred to as “Say-on-Pay”). Accordingly, the following resolution will be submitted for stockholder approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

While this vote is non-binding, the Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of this vote in considering future executive compensation arrangements.

As described in detail under “Compensation Discussion and Analysis,” the Board of Directors believes that our long-term success depends in large measure on our ability to attract and retain qualified personnel. Our compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders and encourages you to review carefully the Compensation Discussion and Analysis beginning on page 17 of this Proxy Statement and the tabular and other disclosures on executive compensation beginning on page 26 of this Proxy Statement.

Proposal and Required Vote

At the Annual Meeting, stockholders will be asked to approve the advisory resolution set forth above approving the compensation of our named executive officers. Such approval will require the affirmative vote of a majority of the votes cast by holders of outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Proposal. Abstentions and broker non-votes will not be counted as votes cast with respect to this Say-on-Pay Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS SAY-ON-PAY PROPOSAL

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Also in accordance with the recently enacted legislation mentioned above, we are required to include in this Proxy Statement the opportunity for our stockholders to cast an advisory (non-binding) vote on a resolution as to whether the Say-on-Pay vote should occur once every one, two or three years. Accordingly, the following resolution will be submitted for stockholder approval at the Annual Meeting:

“RESOLVED, that the Company hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K with a frequency of once every one year, two years or three years, whichever receives the highest number of votes cast with respect to this resolution.”

The Board of Directors believes that a frequency of every “one year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a Say-on-Pay vote. Stockholders who have concerns about executive compensation during the interval between Say-on-Pay votes may bring their specific concerns to the attention of the Board of Directors. Please refer to “Stockholder Communications” in this Proxy Statement for information about communicating with the Board of Directors.

Although this advisory vote on the frequency of the Say-on-Pay vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Proposal and Required Vote

At the Annual Meeting, stockholders will be asked to approve the advisory resolution set forth above, choosing among four options (holding the Say-on-Pay vote on named executive officer compensation once every one, two or three years or abstaining). Such approval will require the affirmative vote of a majority of the votes cast by holders of outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Proposal. However, if none of the frequency alternatives (one year, two years or three years) receives a majority of the votes cast, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. Stockholders will not be voting to approve or disapprove the Board’s recommendation. Abstentions and broker non-votes will not be counted as votes cast with respect to this Say-on-Pay Frequency Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE OF “ONE YEAR” WITH RESPECT

TO THIS SAY-ON-PAY FREQUENCY PROPOSAL.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our Compensation Committee has developed a compensation policy for our named executive officers with the following guidelines:

•	Provide base salaries that are competitive in the retail apparel industry and that will attract and retain our named executive officers;

•

Provide annual cash bonuses that are tied to our consolidated financial performance or divisional financial performance, as the case may be, in order to align the interests of our named executive officers with those of our stockholders; and

•

Provide long-term incentive benefits that will reward our named executive officers’ long-term commitment and motivate the named executive officers to achieve our strategic objective of increased stockholder value.

We compensate our named executive officers, except for Ms. Bachman, according to the terms of their respective employment agreements. Ms. Bachman does not have an employment agreement and has not been party to such agreement during her tenure with our Company. Our Compensation Committee reviews all recommendations made with respect to discretionary compensation and approves all discretionary compensation decisions for our named executive officers (subject to ratification by the Board of Directors). Members of senior management (including certain of our named executive officers) provide information to our Compensation Committee with respect to individual and divisional performance to assist our Compensation Committee in its analysis and evaluation of our named executive officers and its recommendations to the Board of Directors. Our Chief Executive Officer is involved in establishing performance goals and metrics through the review and approval of the annual operating plan and the individual management performance objectives from which the operating and performance targets for incentive compensation are derived.

Our named executive officers for fiscal 2010 consisted of the following individuals:

•	Susan P. McGalla, our Chief Executive Officer;

•	Edmond S. Thomas, our former President and Chief Executive Officer;

•	Steven H. Benrubi, our Executive Vice President, Chief Financial Officer and Corporate Secretary;

•	Sharon Hughes, our President and Chief Merchandise Officer, Arden B Division;

•	Jon C. Kubo, our Senior Vice President of E-Commerce and Chief Information Officer; and

•	Barbara Bachman, our Senior Vice President of Store Operations.

During fiscal 2010, we experienced senior management changes. In October 2010, the term of the employment agreement of Mr. Thomas, our former President and Chief Executive Officer, expired and the Company entered into a transition agreement whereby Mr. Thomas was to serve as the interim President and Chief Executive Officer until the earlier of February 8, 2011, or upon termination of such agreement by the Company. On January 18, 2011, the Company appointed Ms. McGalla as our Chief Executive Officer. As a result of Ms. McGalla’s appointment as Chief Executive Officer, Mr. Thomas no longer served as the interim President and Chief Executive Officer, effective January 18, 2011, but remained employed with the Company until the end of his transition period on February 8, 2011.

Compensation Mix and Other Compensation

We allocate compensation between long-term and currently paid compensation to ensure adequate base compensation to attract and retain qualified personnel, while providing incentives designed to maximize long-

term value for us and our stockholders. We provide cash compensation in the form of base salary to meet competitive salary requirements and reward performance on an annual basis in the form of bonus compensation based upon achieving specific short-term financial goals. We provide non-cash compensation in the form of equity grants to provide a long-term incentive opportunity for our named executive officers, reward superior performance against specific objectives and long-term strategic goals and align the long-term interests of our named executive officers with those of our stockholders.

Determination of Base Salary and Future Salary Increases

When establishing the base salaries of our named executive officers, our Compensation Committee considers a number of factors, including:

•	individual responsibilities and performance expectations;

•	leadership abilities;

•	specialty retail and related trade salary rates provided by a compensation consultant and/or compensation surveys;

•	cost of living factors in the Southern California real estate market where our principal executive offices are located;

•	the named executive officer’s applicable experience; and

•	our financial position.

Base salaries of our named executive officers are reviewed annually by our Compensation Committee, which assesses individual performance, contribution to our Company and level of responsibility.

In fiscal 2010, Ms. McGalla did not receive an increase in her base salary since she had only recently been appointed to her position in January 2011. Mr. Thomas received no increase to his base salary during fiscal 2010. Mr. Benrubi received an increase in his base salary of $51,000 based on his performance during his initial 3-year term as the Company’s Executive Vice President and Chief Financial Officer and in conjunction with the renewal of his employment agreement in August 2010. Ms. Hughes received a $35,000 increase to her base salary in November 2010, as required by the terms of her employment agreement. Mr. Kubo received a 3% merit increase to his base salary in April 2010 and a $61,500 increase to his base salary in August 2010 in conjunction with his promotion to Senior Vice President of E-Commerce and Chief Information Officer and in accordance with his employment agreement. Ms. Bachman received a 2% increase to her base salary in April 2010 in connection with merit increases granted to most corporate office employees.

Annual Cash Bonuses

We use annual cash bonuses to reward the short-term performance of our named executive officers. Annual cash bonuses are determined based upon achieving certain levels of our overall Company financial performance metrics, divisional financial performance metrics, or a combination of both, as well as achieving individual pre-determined performance/strategic objectives pertaining to completion of projects and/or goals specific to the functional area of the named executive officer. During the first quarter of each fiscal year, our Compensation Committee and our Chief Executive Officer establish financial performance goals and other metrics against which our named executive officers will be evaluated. We do not evaluate any of the individual performance/strategic objectives using any specific formula, and we do not assign any particular weight to any particular individual performance/strategic objective.

Ms. McGalla was not eligible for the annual cash bonus in Fiscal 2010 since she was not employed by our Company as of August 1, 2010, the first day of the fiscal 2010 third quarter, as outlined in the annual bonus plan. However, Ms. McGalla is eligible to receive a cash bonus in Fiscal 2011 based upon achievement of certain levels of total Company EBITDA, which is defined as earnings before interest, income taxes, depreciation and amortization and asset impairment charges, comparable store sales increases, which represents the increase in sales from stores that were open all twelve months of the fiscal year or that passed the one-year anniversary of opening or re-opening during the fiscal year; and merchandise margins; as well as completion of certain strategic objectives.

Mr. Thomas was eligible to receive a cash bonus based upon achieving a certain level of our total Company’s EBITDA. At the inception of Mr. Thomas’ employment, his bonus compensation was linked to total Company EBITDA as a result of the Board of Directors’ determination that EBITDA growth was a strong quantitative and qualitative indicator of the impact of Mr. Thomas’ performance on our Company’s operating performance. For more detail on the performance goals, see the Fiscal 2010 Bonus table.

Ms. Hughes is eligible to receive a cash bonus based upon achieving a combination of overall Company financial performance and her respective Arden B divisional financial performance. Overall Company financial performance is based upon the achievement of certain levels of total Company EBITDA, while the Arden B divisional financial performance is based upon the achievement of certain levels of divisional gross margin dollars for comparable stores (represents gross margin dollars from stores that were open all twelve months of the fiscal year and from the internet business), divisional comparable store sales increase as well as the realization of pre-determined individual performance objectives. For fiscal 2010, the individual performance objectives for Ms. Hughes was to achieve comparable store sales and merchandise margin plans, improve overall inventory management, achieve various merchandising improvements and refinement of the merchandising strategy for the Arden B division. A minimum qualifying divisional EBITDA must also be met before any divisional bonus payout may occur. For more detail on the performance goals, see the Fiscal 2010 Bonus table.

Each of Messrs. Benrubi and Kubo and Ms. Bachman is eligible to receive a cash bonus if certain targets of total Company EBITDA and comparable store sales increases are achieved. In addition, Messrs. Benrubi and Kubo and Ms. Bachman are eligible to receive additional bonus amounts if pre-determined individual performance objectives are achieved. However, a minimum total Company EBITDA target must be met before any annual cash bonuses described above can be attained. For fiscal 2010, Mr. Benrubi’s individual performance objectives included identifying major profit improvement opportunities for our Company, supporting store growth, improving inventory management, supporting effective implementation of various information systems and supporting financial reporting efficiencies. Mr. Kubo’s individual performance objectives for fiscal 2010 included growth of the E-Commerce business, supporting alignment of E-Commerce and store strategies, effective implementation and operation of new E-Commerce tools and applications, successful implementation of various information systems, identification of continued cost savings for our Company, and maintaining strong information systems security compliance. For fiscal 2010, Ms. Bachman’s individual performance objectives included achievement of improved comparable store sales in each of the Wet Seal and Arden B divisions, improving customer service, supporting employee training and development, streamlining store operations and maintaining strong cost discipline over store operations. For more detail on the performance goals, see the Fiscal 2010 Bonus table.

Our Compensation Committee believes that tying annual cash bonuses to both Company and divisional financial performance aligns the interests of management with stockholders and encourages intensive efforts to attain and increase profitability throughout our Company. Our Compensation Committee also believes that tying a portion of annual cash bonuses to pre-determined individual performance/strategic objectives encourages executives to focus on the key operational goals of the functional areas they manage. Set forth in the following chart is a description of the cash bonus guidelines for each of our named executive officers.

Named Executive Officers	Fiscal 2010 Bonus Calculation (1)	Target Percentage of Base Salary	Maximum Percentage of Base Salary
Susan P. McGalla	N/A	N/A	N/A

Edmond S. Thomas	Based upon achieving certain total Company EBITDA targets	100%	200%

Steven H. Benrubi	Based upon achieving certain total Company EBITDA and comparable store sales increase targets, and individual pre-determined performance objectives (2)	50%	100%

Sharon Hughes	80% based upon achieving a minimum qualifying Arden B Division EBITDA as well as certain Arden B division gross margin dollars for comparable stores, and divisional comparable store sales increase, and individual pre-determined performance objectives; 20% based upon achieving certain total Company EBITDA targets	50%	100%

Jon C. Kubo	Based upon achieving certain total Company EBITDA and comparable store sales increase targets, and individual pre-determined performance objectives (2)	40%	80%

Barbara Bachman	Based upon achieving certain total Company EBITDA and comparable store sales increase targets, and individual pre-determined performance objectives (2)	30%	60%

(1)	Ms. McGalla was not eligible for the annual cash bonus since she was not employed by our Company as of August 1, 2010, the first day of the fiscal 2010 third quarter, as outlined in the annual bonus plan. See “Summary of Employment Agreements” for a further description of the bonus arrangement for Ms. McGalla.
(2)	A minimum total Company EBITDA target must be met before any annual cash bonus related to other targets or objectives can be attained.

Our Compensation Committee, with the assistance of management, reviews our Company’s consolidated and divisional financial performance and calculates bonuses based upon the attainment of performance objectives that are set during the first quarter of each fiscal year and that are approved by the Board of Directors. In fiscal 2010, there were no awarded annual bonuses to our named executive officers.

During fiscal 2010, Mr. Benrubi was provided a $75,000 retention bonus payable as follows: $25,000 in August 2010 and $50,000 in August 2011, per his employment agreement. Mr. Benrubi would be required to reimburse a pro-rata amount of his retention bonus if he would leave the Company prior the end of his three year employment term, per his employment agreement. During fiscal 2010, Mr. Kubo was provided a $50,000 promotion bonus payable as follows: $25,000 in August 2010 and $25,000 in August 2011, per his employment agreement. Mr. Kubo would be required to reimburse a pro-rata amount of his promotion bonus if he would leave the Company prior to the end of this three year employment term, per his employment agreement.

Fiscal 2010 Bonus

Name	Consolidated Target EBITDA (1)	Consolidated Achieved EBITDA (1)	Consolidated Target Comparable Store Sales Percentage	Consolidated Achieved Comparable Store Sales Percentage	Personal Performance Objectives	Bonus Payment Target	Bonus Payment	% of Target Payment Bonus
	(thousands)	(thousands)				(thousands)	(thousands)
Susan P. McGalla (2)	—	—	—	—	—	—	—	—
Edmond S. Thomas	$52,485	$46,288	—	—	—	$750,000	—	—
Steven H. Benrubi	$52,485	$46,288	4.7%	0.1%	90%	$187,500	—	—
Sharon Hughes	$52,485	$46,288	4.7%	0.1%	80%	$48,500	—	—
Jon C. Kubo	$52,485	$46,288	4.7%	0.1%	80%	$136,000	—	—
Barbara Bachman	$52,485	$46,288	4.7%	0.1%	70%	$61,200	—	—

Name	Arden B Division Minimum Qualifying EBITDA (1)	Arden B Division Achieved EBITDA (1)	Arden B Division Target Comparable Store Sales Percentage	Arden B Division Achieved Comparable Store Sales Percentage	Arden B Division Target Gross Margin Dollars for Comparable Stores	Arden B Division Achieved Gross Margin Dollars for Comparable Stores	Bonus Payment Target	Bonus Payment	% of Target Payment Bonus
	(thousands)	(thousands)			(thousands)	(thousands)	(thousands)	(thousands)
Sharon Hughes	$8,474	$6,277	8.1%	0.6%	$56,749	$51,163	$194,000	—	—

(1)	EBITDA is defined as earnings before interest, income taxes, depreciation and amortization and asset impairment charges.
(2)	Ms. McGalla was not eligible for the annual cash bonus since she was not employed by our Company as of August 1, 2010, the first day of the fiscal 2010 third quarter, as outlined in the annual bonus plan. See “Summary of Employment Agreements” for a further description of the bonus arrangement for Ms. McGalla.

Incentive Plan Awards

Typically, upon commencement of our named executive officers’ employment, we have granted these individuals equity awards under our 2005 Stock Incentive Plan, 2000 Stock Incentive Plan, or 1996 Long-Term Incentive Plan, in the form of stock options, restricted stock and/or performance shares. We previously granted awards under our 1996 Long-Term Incentive Plan and 2000 Stock Incentive Plan that remain unvested and/or unexercised as of January 29, 2011; however, the 1996 Plan expired during fiscal 2006 and the 2000 plan expired during 2009, and no further share awards may be granted under the 1996 or 2000 Plans. These equity awards vest ratably over specified periods and/or vest upon the attainment of certain market conditions, as the case may be. Our Compensation Committee believes that restricted stock and performance shares provide a motivating form of incentive compensation while serving to align the interests of our stockholders and management.

In granting restricted stock, performance shares and stock options, our Compensation Committee takes into consideration the anticipated long-term contributions of an individual to our potential growth and success, as well as the number of options, restricted stock and/or performance shares granted to similarly situated executives at similar companies.

Compensation Packages For Our Named Executive Officers

CEO Compensation

As our Compensation Committee evaluated the compensation package to be offered to Ms. McGalla at the inception of her employment with us, it sought advice and a survey of equity compensation arrangements from compensations consultants at Mercer LLP, or Mercer. Our Compensation Committee desired to have a compensation arrangement that offered significant equity incentives for improving our financial performance and increasing our stock price. Accordingly, upon Ms. McGalla’s appointment as the Chief Executive Officer on

January 18, 2011 (her “Appointment Date”), she received a grant of 1,000,000 performance shares, subject to performance and time-based vesting terms. In addition, on her Appointment Date, Ms. McGalla was granted 500,000 restricted shares and an option to acquire up to 1,200,000 shares of our Class A common stock, both subject to time-based vesting terms. For a more detailed discussion of the terms of her equity awards, see “Summary of Employment Agreements and Potential Payments Upon Termination or a Change of Control.” In addition to Ms. McGalla’s equity incentive arrangement, our Compensation Committee reviewed the survey provided by Mercer, with consideration of Ms. McGalla’s previous experience and compensation, to evaluate the level of cash compensation to be provided to Ms. McGalla in relation to the chief executive officers of companies that are our direct competitors in the specialty retail market. Our Compensation Committee determined that the cash and equity compensation program was fair in light of our Company’s market position and the growth conditions presented to Ms. McGalla.

As our Compensation Committee evaluated the compensation package to be offered to Mr. Thomas at the inception of his employment with us, it sought advice and a survey of equity compensation arrangements from Mercer. Our Compensation Committee desired to have a compensation arrangement that offered significant equity incentives for improving our financial performance and increasing our stock price. Accordingly, upon Mr. Thomas’ appointment as the President and Chief Executive Officer in October 2007, he received our commitment to grant him 1,000,000 performance shares, subject to performance and time-based vesting terms. In addition, on the date of his appointment, Mr. Thomas was granted 500,000 restricted shares, subject to time-based vesting terms. On March 7, 2008, Mr. Thomas was granted an option to acquire up to 100,000 shares of our Class A common stock, subject to time-based vesting terms. For a more detailed discussion of the terms of his equity awards, see “Summary of Employment Agreements and Potential Payments Upon Termination or a Change of Control”. In addition to Mr. Thomas’ equity incentive arrangement, our Compensation Committee reviewed the survey provided by Mercer to evaluate the level of cash compensation to provide to Mr. Thomas in relation to the chief executive officers of companies that are direct competitors of our Company in the specialty retail market. Our Compensation Committee determined that the cash and equity compensation program was fair in light of our Company’s market position and the turnaround conditions presented to Mr. Thomas.

CFO Compensation

Upon Mr. Benrubi’s promotion and appointment as Executive Vice President and Chief Financial Officer in September 2007, our Compensation Committee recommended that his equity incentive package should be enhanced to a level that is commensurate with his new position but reflected, at the time, a lack of experience as a Chief Financial Officer of a publicly traded company. Mr. Benrubi had previously served as our Company’s Corporate Controller for over two years prior to his appointment as Chief Financial Officer. Upon his appointment, Mr. Benrubi was granted an option to acquire up to 60,000 shares of our Class A common stock and 90,000 restricted shares, both subject to time-based vesting terms. In addition, Mr. Benrubi’s annual cash compensation increased to $300,000 from $250,000. Our Compensation Committee determined that his overall compensation package was commensurate with a newly appointed chief financial officer based upon his experience and standing with our Company. Also, on August 20, 2008, Mr. Benrubi was granted an option to acquire up to 40,000 shares of our Class A common stock, which are subject to time-based vesting terms. Based on Mr. Benrubi’s performance and development in the first 18 months of his role as Executive Vice President and Chief Financial Officer, the Compensation Committee increased Mr. Benrubi’s annual cash compensation to $324,000 in April 2009.

Prior to the September 2010 expiration date of Mr. Benrubi’s initial employment contract term, the Compensation Committee sought advice from Mercer as to CFO compensation packages for comparable companies and considered Mr. Benrubi’s performance over his initial contract term. Based on this, the Compensation Committee determined that Mr. Benrubi’s annual cash compensation should be increased to $375,000, effective August 3, 2010, the effective date of his new employment agreement (the “Benrubi Effective Date”). Also per his new employment agreement, on August 3, 2010, Mr. Benrubi was granted 90,000 restricted shares and an option to acquire up to 90,000 shares of our Class A common stock, both subject to time-based vesting terms. For a more detailed discussion of the terms of his equity awards, see “Summary of Employment Agreements and Potential Payments Upon Termination or a Change of Control.” In light of the announcement of Mr. Thomas’ departure as President and Chief Executive Officer, and the important role Mr. Benrubi was to have during the Company’s leadership transition period, the Compensation Committee also believed it was necessary to provide a $75,000 retention bonus to Mr. Benrubi payable as follows: $25,000 on the Benrubi Effective Date and $50,000 twelve months from the Benrubi Effective Date provided Mr. Benrubi is still employed with the Company on such date. Mr. Benrubi would be required to reimburse a pro-rata amount of his retention bonus if he would leave the Company prior the end of his three year employment term, per his employment agreement.

CMO Compensation

In evaluating the compensation package to be offered to Ms. Hughes, our Compensation Committee considered Ms. Hughes’ extensive apparel industry experience, her recent performance as a consultant serving the Arden B division, her past leadership roles with our Company as well as compensation packages for divisional presidents and chief merchandise officers in similar companies. Our Compensation Committee also considered the compensation packages granted to previous divisional chief merchants within our Company and the scope of responsibilities of Ms. Hughes’ role as President, in addition to Chief Merchandise Officer, of our Arden B Division. Our Compensation Committee also desired to provide Ms. Hughes a compensation arrangement that offered significant equity incentives for improving the financial performance of our Company and an improved performance of our Company’s stock price. Accordingly, upon Ms. Hughes’ appointment as the President and Chief Merchandise Officer of our Arden B Division in November 2009, she received a grant of 54,000 performance shares, which are subject to performance and time-based vesting terms. In addition, on the date of her appointment, Ms. Hughes was granted an option to acquire up to 85,000 shares of our Class A common stock, which are subject to time-based vesting terms. For a more detailed discussion of the terms of her equity awards, see “Summary of Employment Agreements and Potential Payments Upon Termination or a Change of Control.” On November 19, 2010, Ms. Hughes’ base salary increased to $485,000, in accordance with the terms of her employment agreement. Our Compensation Committee determined that the cash and equity compensation program was fair in light of our Company’s market position and the scope of responsibilities of Ms. Hughes’ role.

CIO Compensation

At the time of the appointment of Mr. Kubo as our Vice President and Chief Information Officer in March 2005, our Company was actively engaged in a turnaround strategy to improve our financial performance and results of operations. A fundamental component of our operational and financial strategies focused upon identifying and retaining talented senior management personnel. Compensation granted to Mr. Kubo reflected how difficult it was to attract and retain talent during such a challenging period for our Company.

In evaluating modifications to the compensation package for Mr. Kubo, based on consultation with our Chief Executive Officer, our Compensation Committee considers the efficiency and effectiveness with which Mr. Kubo leads our information technology organization, as well as Mr. Kubo’s degree of success in accomplishing the personal performance objectives established for him on an annual basis, which include execution of information systems development plans on time and within budget in support of the technology elements of various operations initiatives throughout the year, and growing our E Commerce business. As a result of the increased focus on the Company’s E Commerce growth strategy and Mr. Kubo’s role in achieving such strategy, the Compensation Committee determined it was appropriate to enter into an employment agreement with Mr. Kubo on August 26, 2010 (the “Kubo Effective Date”), and promote him to Senior Vice President of E- Commerce and CIO. Under Mr. Kubo’s employment agreement, he was provided an increase in his annual cash compensation to $340,000 and a promotion bonus of $50,000 payable as follows: $25,000 on the Kubo Effective Date, and $25,000 twelve months from the Kubo Effective Date, provided that Mr. Kubo is still employed by the Company on such date. Mr. Kubo would be required to reimburse a pro-rata amount of his promotion bonus if he would leave the Company prior to the end of this three year employment term, per his employment agreement.

In addition, Mr. Kubo was granted an option to acquire up to 75,000 shares of our Class A common stock, which are subject to time-based vesting terms. For a more detailed discussion of the terms of his equity awards, see “Summary of Employment Agreements and Potential Payments Upon a Termination or Change of Control”. Also, in April 2010, prior to his promotion, our Compensation Committee and Board of Directors had approved a 3% merit increase in Mr. Kubo’s annual base salary related to his performance over the previous year.

Senior Vice President of Store Operations Compensation

Upon Ms. Bachman’s appointment as Senior Vice President of Store Operations in March 2008, our Compensation Committee recommended that her equity incentive package should be enhanced to a level that is commensurate with her new position. Ms. Bachman had served in various roles with our Company, including Director of Store Operations and Vice President of Store Operations prior to her appointment as Senior Vice President of Store Operations. Upon her appointment, Ms. Bachman was granted an option to acquire up to 20,000 shares of our Class A common stock, which vest ratably over a three-year period and are exercisable at a strike price of $2.57 per share, our Company’s closing common stock price on the grant date. In addition, Ms. Bachman’s base salary was increased from $160,000 to $200,000.

In evaluating modifications to the compensation package for Ms. Bachman, based on consultation with our previous Chief Executive Officer, our Compensation Committee considered the efficiency and effectiveness with which Ms. Bachman manages the operations of our Wet Seal and Arden B stores, as well as Ms. Bachman’s degree of success in accomplishing the personal performance objectives established for her on an annual basis. In April 2010, our Compensation Committee and Board of Directors approved a 2% merit increase in Ms. Bachman’s base salary related to her performance over the previous year. In addition, our Compensation Committee and Board of Directors approved, on August 19, 2010, a grant to Ms. Bachman of an option to acquire up to 8,000 shares of our Class A common stock at an exercise price of $2.99 per share, our Company’s closing common stock price on the grant date, which vest ratably over a three year period, and 6,400 restricted shares, which also vest ratably over a three year period. In April 2011, Ms. Bachman was provided a 2% merit increase to her base salary related to her performance in 2010.

Perquisites and Personal Benefits

Our named executive officers also participate in life insurance, health, disability and major medical insurance plans, and such other employee benefit plans and programs and perquisites as we may from time to time maintain for the benefit of our employees. For a more detailed discussion of the perquisites and personal benefits provided to our named executive officers, see the “Summary Compensation Table and Summary of Employment Agreements.” While we currently intend to maintain our current benefits and perquisites for our named executive officers, our Compensation Committee may revise, amend or add to these benefit programs at its discretion.

Limitations on Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to certain executive officers. Our Compensation Committee believes that it is generally in our best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, our Compensation Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, our Compensation Committee also believes there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

Employment Agreements; Severance and Change of Control

We have entered into written employment agreements with Ms. McGalla, Mr. Benrubi, Ms. Hughes and Mr. Kubo. These employment agreements provide for the payment of additional and future compensation to such executive officers in the event of certain types of terminations and/or in the event of a change of control of our Company. In addition, these individuals and Ms. Bachman are parties to incentive compensation award agreements that also provide, in some cases, for acceleration of equity in connection with termination events and/or a change of control of our Company. We believe that severance protections play a valuable role in attracting and retaining key talent. Accordingly, we provide such protections for our named executive officers. We also believe that the occurrence, or potential occurrence, of a change of control transaction can create uncertainty and distraction for our named executive officers, and in particular our Chief Executive Officer. To encourage Ms. McGalla, to remain employed with us during such an important time, her employment agreement provides for enhanced severance in the event of certain terminations following a change of control. In addition, certain of our named executive officers would be entitled to accelerated vesting of their outstanding equity awards upon a change of control. For a detailed description of these agreements and the potential amounts that we may be obligated to pay and/or the terms upon which unvested incentive equity is accelerated, see “Summary of Employment Agreements.”

We previously entered into an employment agreement with Mr. Thomas, which expired in October 2010. Upon the expiration of Mr. Thomas’ employment agreement, we entered into a transition and release agreement (“Transition and Release Agreement”) whereby Mr. Thomas’ employment was to continue with the Company until February 8, 2011, or as earlier terminated by the Company, in the capacity as the interim president and chief executive officer. Upon the appointment of Ms. McGalla as our chief executive officer on January 18, 2011, Mr. Thomas resigned as the interim president and chief executive officer, but remained an employee with the Company until the termination of his Transition and Release Agreement on February 8, 2011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended January 29, 2011, no member of our Compensation Committee (i) was an officer or employee of the Company or any of our subsidiaries; (ii) was formerly an officer of the Company or any of our subsidiaries, or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions (Item 404 of Regulation S-K). Additionally, no executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that had one or more executive officers serving as members of our Board of Directors or Compensation Committee during the fiscal year ended January 29, 2011.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the 2010 Annual Report.

The Compensation Committee

For Fiscal 2010:

Henry D. Winterstern (Chairman)

Jonathan Duskin

Sidney M. Horn

Harold D. Kahn

The foregoing Report of our Compensation Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filing by our Company with the SEC, except to the extent specifically incorporated by reference.

COMPENSATION AND AWARD TABLES

The information contained in the following tables describes compensation provided to our named executive officers for fiscal years 2010, 2009, and 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Share Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Susan P. McGalla,	2010	$27,692	(5)	—		$4,420,000	$1,864,849	—	$723	$6,313,264
Chief Executive Officer

Steven H. Benrubi,	2010	$347,540		$25,000	(6)	$299,700	$121,664	—	$17,989	$811,893
Executive Vice President and Chief Financial Officer	2009	$319,385		—		—	—	—	$24,426	$343,811
	2008	$300,000		—		—	$64,792	$105,000	$18,476	$488,268

Sharon Hughes,	2010	$455,250		—		$21,528	$11,163	—	$20,129	$508,070
President and Chief Merchandise Officer, Arden B Division	2009	$506,538		$100,000		$96,390	$116,994	—	$234	$820,156

Jon C. Kubo,	2010	$300,601		$25,000	(6)	—	$87,994	—	$11,501	$425,096
Senior Vice President and Chief Information Officer	2009	$270,400		—		—	$13,200	—	$11,261	$294,861
	2008	$267,600		—		—	$16,198	$52,728	$11,536	$348,062

Barbara Bachman(7),	2010	$203,231		—		$19,136	$9,922	—	$11,164	$243,453
Senior Vice President of Store Operations

Edmond S. Thomas,	2010	$750,000		—		—	—	—	$786,167	$1,536,167
Former President and Chief Executive Officer	2009	$750,000		—		—	—	—	$36,262	$786,262
	2008	$750,000		—		—	$100,400	$750,000	$34,667	$1,635,067

(1)	Amounts reflect the grant date fair value of the awards granted in fiscal 2010, 2009, and 2008 determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation,” for restricted stock and performance share awards as required by SEC rules. Assumptions used in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements in our Company’s Annual Reports on Form 10-K filed with the SEC on March 30, 2011, March 31, 2010 and April 2, 2009.
(2)	Amounts reflect the grant date fair value of the awards granted in fiscal 2010, 2009, and 2008 determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation,” for stock option awards as required by SEC rules. Assumptions used in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements in our Company’s Annual Reports on Form 10-K filed with the SEC on March 30, 2011, March 31, 2010 and April 2, 2009.
(3)	Represents bonus amounts earned through achievement of pre-determined financial performance and individual performance objectives under our Company’s fiscal 2010, 2009 and 2008 annual incentive plans approved by our Compensation Committee.
(4)

For fiscal 2010, this column includes the following for each of the named executive officers: for Ms. McGalla, this column includes Company paid car allowances of $723 (pro-rated for the days employed in fiscal 2010); for Mr. Thomas, this column includes a Company paid car lease and car allowances of $20,089, our Company’s matching contribution to his 401(k) Retirement Plan of $15,000, the value of supplemental health care benefits provided by our Company of $1,078, and $750,000 of severance pursuant to the terms of his Transition and Release Agreement, to be paid over six monthly installments beginning in March 2011; for Mr. Benrubi, this column includes our Company’s matching contribution to his 401(k) Retirement Plan of $13,902 and the value of supplemental health care benefits provided by our Company of $4,087; for Ms. Hughes, this column includes a Company paid car lease and car allowances of $20,129; for Mr. Kubo, this column includes our Company’s matching contribution to his 401(k) Retirement Plan of $11,501; for Ms. Bachman, this column includes our Company’s matching contribution to her 401(k) Retirement Plan of $7,501 and the value of supplemental health care benefits provided by our Company of $3,663.

(5)	Ms. McGalla was hired on January 18, 2011; this amount represents Ms. McGalla’s base salary for the portion of fiscal 2010 during which she was employed by us.
(6)	During fiscal 2010, Mr. Benrubi was provided a $75,000 retention bonus payable as follows: $25,000 in August 2010 and $50,000 in August 2011, per his employment agreement. Mr. Benrubi would be required to reimburse a pro-rata amount of his retention bonus if he would leave the Company prior the end of his three year employment term, per his employment agreement. During fiscal 2010, Mr. Kubo was provided a $50,000 promotion bonus payable as follows: $25,000 in August 2010 and $25,000 in August 2011, per his employment agreement. Mr. Kubo would be required to reimburse a pro-rata amount of his promotion bonus if he would leave the Company prior to the end of this three year employment term, per his employment agreement.
(7)	In her capacity as Senior Vice President of Store Operations, Ms. Bachman was not a named executive officer of our Company in fiscal 2009 or fiscal 2008.

Grants of Plan Based Awards for Fiscal 2010

The following table summarizes the grants made to each of our named executive officers during fiscal 2010 under our Incentive Plans or additional equity arrangements.

Name	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or Units (#)(3)	All Other Option Awards: Number of Shares Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Share and Option Awards (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)
Susan P. McGalla	—	$400,000	$800,000	$1,600,000	—	—	—	—	—	—	—
	1/18/11	—	—	—	—	—	—	—	1,200,000	$3.72	$1,864,849
	1/18/11	—	—	—	—	—	—	500,000	—	—	$1,860,000
	1/18/11	—	—	—	—	333,333	—	—	—	—	$1,043,333
	1/18/11	—	—	—	—	333,333	—	—	—	—	$846,666
	1/18/11	—	—	—	—	333,334	—	—	—	—	$670,001
Edmond S. Thomas	—	$375,000	$750,000	$1,500,000	—	—	—	—	—	—	—
Steven H. Benrubi	—	$93,750	$187,500	$375,000	—	—	—	—	—	—	—
	8/3/10	—	—	—	—	—	—	—	90,000	$3.44	$121,664
	8/3/10	—	—	—	—	—	—	90,000	—	—	$299,700
Sharon Hughes	—	$121,250	$242,000	$485,000	—	—	—	—	—	—	—
	8/19/10	—	—	—	—	—	—	—	9,000	$2.99	$11,163
	8/19/10	—	—	—	—	—	—	7,200	—	—	$21,528
Jon C. Kubo	—	$68,000	$136,000	$272,000	—	—	—	—	—	—	—
	8/26/10	—	—	—	—	—	—	—	75,000	$3.15	$87,994
Barbara Bachman	—	$30,600	$61,200	$122,400	—	—	—	—	—	—	—
	8/19/10	—	—	—	—	—	—	—	8,000	$2.99	$9,922
	8/19/10	—	—	—	—	—	—	6,400	—	—	$19,136

(1)	Threshold represents 50%, Target represents 100%, and Maximum represents 200% of estimated non-equity incentive plan compensation.
(2)	Reflects the number of performance shares granted in fiscal 2010 under the Plan.
(3)	Reflects the number of restricted stock awards granted in fiscal 2010 under the Plan. The restricted shares vest in three equal annual installments, commencing one year after the date of grant, aside for Ms. McGalla’s restricted stock awards, which vest as follows: 66,666 shares on each of the first, second and third anniversaries of the grant date and 300,002 shares on August 8, 2014.
(4)	Reflects the number of stock options granted in fiscal 2010. These options vest and become exercisable in three equal annual installments, commencing one year after the date of grant, aside for Ms. McGalla’s stock options, which become exercisable as follows: 360,000 shares on each of the first, second and third anniversaries of the grant date and 120,000 shares on August 8, 2014.

(5)	Represents the exercise price of stock options reported in the previous column, which is equal to the closing price of our shares on the grant date, with the exception of the stock options granted to Mr. Benrubi and Mr. Kubo. The exercise prices of stock options granted to Mr. Benrubi and Mr. Kubo are the greater of the closing prices on the grant dates and the average closing prices for the 30 consecutive trading days ending on and including the grant dates.
(6)	Represents the fair value of share awards and option awards as of the grant date pursuant to FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2011.

Outstanding Equity Awards At 2010 Fiscal Year-End

The following table includes certain information with respect to the value of all outstanding equity awards held by each named executive officer as of the end of fiscal 2010 under our Incentive Plans.

Name	Option Awards						Share Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Shares or Units Grant Date	Number of Shares or Units That Have not Vested (#) (2)	Market Value of Shares or Units That Have Not Vested ($) (3)	Equity Incentive Awards Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Susan P. McGalla	1/18/11	—	1,200,000	—	$3.72	1/18/2018	1/18/11	500,000	$1,765,000	1/18/11	1,000,000	$3,530,000

Edmond S. Thomas	3/07/08	66,666	33,334	—	$2.58	5/09/2011	—	—	—	—	—	—

Steven H. Benrubi	3/27/07	18,870	—	—	$6.50	3/27/2012	—	—	—	(5)	18,870	$66,611
	9/21/07	60,000	—	—	$4.26	9/21/2017	—	—	—	(5)	15,000	$52,950
	8/20/08	26,667	13,333	—	$4.09	8/20/2013	—	—	—		—	—
	8/3/10	—	90,000	—	$3.44	8/3/2020	8/3/10	90,000	$317,700		—	—

Sharon Hughes	11/23/09	28,334	56,666	—	$3.43	11/23/2014	—	—	—	11/23/09	40,500	$142,965
	8/19/10	—	9,000	—	$2.99	8/19/2015	8/19/10	7,200	$25,416	—	—	—

Jon C. Kubo	3/27/07	22,020	—	—	$6.50	3/27/2012	—	—	—	(6)	22,020	$77,731
	8/20/08	6,667	3,333	—	$4.09	8/20/2013	—	—	—	(6)	15,000	$52,950
	8/19/09	3,334	6,666	—	$3.27	8/19/2014	—	—	—		—	—
	8/26/10	—	75,000	—	$3.15	8/26/2015	—	—	—		—	—

Barbara Bachman	4/7/03	17,500	—	—	$8.08	4/7/2013	—	—	—	—	—	—
	3/21/06	6,000	—	—	$5.51	3/21/2011	—	—	—	—	—	—
	3/28/07	5,000	—	—	$6.39	3/28/2012	—	—	—	—	—	—
	3/10/08	13,334	6,666	—	$2.57	3/10/2013	—	—	—	—	—	—
	8/20/08	6,667	3,333	—	$4.09	8/20/2013	—	—	—	—	—	—
	8/19/09	3,334	6,666	—	$3.27	8/19/2014	—	—	—	—	—	—
	8/19/10	—	8,000	—	$2.99	8/19/2015	8/19/10	6,400	$22,592	—	—	—

(1)	Options vest and become exercisable ratably in three equal annual installments upon the first, second and third anniversaries of the date of grant, aside for Ms. McGalla’s stock options, which become exercisable as follows: 360,000 shares on each of the first, second and third anniversaries of the grant date and 120,000 shares on August 8, 2014. In addition, the vesting of Mr. Thomas’ remaining 33,334 of unvested stock options was accelerated under the terms of his Transition and Release Agreement from March 8, 2011 to February 8, 2011, and he has an opportunity to exercise such vested stock options for three months after February 8, 2011, or May 9, 2011.
(2)	Comprised of restricted stock that vests in three equal annual installments upon the first, second and third anniversaries of the date of grant, aside for Ms. McGalla’s restricted stock awards, which vest as follows: 66,666 shares on each of the first, second and third anniversaries of the grant date and 300,002 shares on August 8, 2014.
(3)	Calculated as the number of shares of unvested restricted stock awards multiplied by the closing price of our Company’s Class A common stock as of January 28, 2011, the last trading day of fiscal 2010, or $3.53.
(4)	Comprised of performance shares that vest upon the achievement of certain specified years of service and certain 20-day or 30-day Average Trading Price thresholds for our Class A common stock, as such term is defined in the respective performance share award agreements.
(5)	Mr. Benrubi’s performance shares were granted as follows: 15,000 shares on March 21, 2006 and 18,870 shares on March 28, 2007. Mr. Benrubi’s 15,000 performance shares granted on March 21, 2006 expired unvested in March 2011 as the performance targets were not achieved.
(6)	Mr. Kubo’s performance shares were granted as follows: 15,000 shares on March 21, 2006 and 22,020 on March 28, 2007. Mr. Kubo’s 15,000 performance shares granted on March 21, 2006 expired unvested in March 2011 as the performance targets were not achieved.

Option Exercises and Shares Vested in Fiscal 2010

The following table includes certain information with respect to option exercises and restricted stock awards that vested for our named executive officers in fiscal 2010.

Name	Option Awards		Share Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Edmond S. Thomas	—	—	166,668	$588,338
Steven H. Benrubi	—	—	30,000	$100,800
Sharon Hughes	—	—	13,500	$44,415
Jon C. Kubo	60,000	$111,000	—	—

(1)	Calculated by multiplying the number of shares that vested by the closing price of our Class A common stock on the vesting date.
(2)	Calculated by multiplying the number of options exercised by $1.85, the difference between the $3.15 exercise price and our $5.00 closing common stock price on the April 22, 2010, exercise date.

Non-Qualified Deferred Compensation and Pension Arrangement

We do not maintain non-qualified deferred compensation arrangements or pension arrangements for our named executive officers.

SUMMARY OF EMPLOYMENT AGREEMENTS

A. Named Executive Officers as of the Date of this Proxy Statement

Susan P. McGalla, our Chief Executive Officer

On January 18, 2011, we entered into an Employment Agreement with Susan P. McGalla, or the McGalla Agreement, setting forth the terms of her employment with us as our Chief Executive Officer. The McGalla Agreement became effective on January 18, 2011, or the McGalla Effective Date. The McGalla Agreement will terminate on August 8, 2014.

Cash Compensation/Benefits

Under the McGalla Agreement, Ms. McGalla is entitled to:

•	a base salary of $800,000 (which is subject to annual review by our Compensation Committee);

•

an annual performance bonus (paid in accordance with our bonus plan, which is administered under the Plan), with a target cash award of 100% of Ms. McGalla’ base salary and a maximum cash award of 200% of her base salary;

•	participate in such employee benefit plans and insurance programs offered to our employees and executive officers;

•	monthly allowance of $1,600 for automobile expenses;

•	relocation allowance of $85,000;

•	reimbursement for travel and lodging for identifying housing, schooling and other activities; and

•	reimbursement for temporary housing of up to $12,500 per month.

Equity Incentive Arrangement

On the McGalla Effective Date, Ms. McGalla received a grant of 1,000,000 performance shares of our Class A common stock, issued under the terms of the Plan, and 500,000 restricted shares of our Company’s Class A common stock. The performance shares will vest in three tranches in the manner set forth in the chart below.

Number of Performance Shares within each Tranche	Time Based Vesting Date	Stock Price Measurement Period	Share Appreciation Target to be Equaled or Exceeded

Tranche 1: 333,333	1st anniversary of the McGalla Effective Date	From the McGalla Effective Date through the 3rd anniversary thereof	$4.60 per share

Tranche 2: 333,333	2nd anniversary of the McGalla Effective Date	From the 1st anniversary of the McGalla Effective Date through the 3rd anniversary thereof	$5.80 per share

Tranche 3: 333,334	3rd anniversary of the McGalla Effective Date	From the 2nd anniversary of the McGalla Effective Date through the 3rd anniversary thereof	$7.00 per share

The baseline share price used to determine the share appreciation targets was $3.50. This was the Company’s Class A common stock closing price as of January 10, 2011, which was the day before the Company and Ms. McGalla entered into her employment agreement. The initial share appreciation target of $4.60 represents an approximate 30% increase in the Company’s share price over the baseline. Each subsequent share appreciation target represents an additional $1.20 increase in the Company’s share price over the initial share appreciation target. Our Compensation Committee determined the increase over the baseline share price to achieve the initial share appreciation target and the $1.20 increments thereafter reflect substantial increases in the Company’s market value that would merit vesting of the respective performance share tranches.

The share appreciation targets will be deemed to have been met upon the attainment, at any time within the respective measurement periods, of a trailing 30-day volume weighted average share price at or above the respective share appreciation targets. In the event the target share price is met and the time based vesting has been met, the respective shares would be vested. During the period ended January 29, 2011, there were no share appreciation targets met and, therefore, no shares vested.

All of the restricted shares were granted on January 18, 2011. The restricted shares vest with respect to 66,666 shares on each of the first, second and third anniversaries of the McGalla Effective Date and 300,002 shares on August 8, 2014, which is the expiration of the term of the McGalla Agreement, provided that Ms. McGalla is employed by us on the respective vesting dates.

In addition to the restricted stock and performance shares, on the McGalla Effective Date, our Board of Directors granted Ms. McGalla an option to acquire up to 1,200,000 shares of our Class A common stock at an exercise price of $3.72, our Company’s closing Class A common stock price on the grant date, January 18, 2011. The stock options vest with respect to 360,000 shares on the first, second and third anniversaries of the McGalla Effective Date and 120,000 shares on August 8, 2014, which is the expiration of the term of the McGalla Agreement, provided that Ms. McGalla is employed by us on the respective vesting dates.

The options and restricted stock granted to Ms. McGalla are subject to the terms and conditions of the Plan and the related award agreements.

Steven H. Benrubi, our Executive Vice President, Chief Financial Officer and Corporate Secretary

On August 3, 2010, or the Benrubi Effective Date, we renewed Mr. Benrubi’s previous employment agreement, which had been amended and restated as of February 11, 2008, or the Benrubi Agreement, setting forth the terms of Mr. Benrubi’s employment with us as our Executive Vice President, Chief Financial Officer and Corporate Secretary. The Benrubi Agreement will terminate on August 3, 2013.

Cash Compensation/Benefits

Under the Benrubi Agreement, as renewed, Mr. Benrubi is entitled to:

•	a base salary of $375,000 (which is subject to annual review by our Compensation Committee);

•

an annual performance bonus (paid in accordance with our bonus plan, which is administered under the Plan), with a target cash award of 50% of Mr. Benrubi’s base salary and a maximum cash award of 100% of his base salary. Mr. Benrubi was also provided a retention bonus attainable as follows: $25,000 upon the Benrubi Effective Date and $50,000 on the first anniversary date of the Benrubi Effective date, provided that Mr. Benrubi is still employed by the Company upon such date. If Mr. Benrubi is terminated by our Company for cause or by him without good reason prior to the third anniversary of the Benrubi Effective Date, Mr. Benrubi will have to repay a pro-rata portion of the bonus; and

•	participate in such employee benefit plans and insurance programs offered to our employees and executive officers.

Equity Incentive Arrangement

At the time of Mr. Benrubi’s retention as our Executive Vice President and Chief Financial Officer, Mr. Benrubi was granted an option to acquire up to 60,000 shares of our Class A common stock. The options were priced at the greater of (x) the closing price of our Class A common stock on September 21, 2007 and (y) the volume weighted average 30 day share price of the Class A common stock ending on and including September 21, 2007. The exercise price per share is $4.26. The options vested in three equal tranches upon the first, second and third anniversaries of September 21, 2007. In addition, on September 21, 2007, Mr. Benrubi was granted 90,000 restricted shares of our Company’s Class A common stock. The restricted shares vested in three equal tranches beginning upon the first, second and third anniversaries of September 21, 2007.

On August 20, 2008, Mr. Benrubi was granted an option to acquire up to 40,000 shares of our Class A common stock at an exercise price per share of $4.09, our Company’s closing Class A common stock price on the grant date . The options vest in three equal tranches upon the first, second and third anniversaries of the grant date. On August 20, 2009, the first tranche of options vested. On August 20, 2010, the second tranche of options vested.

At the time of the renewal of the Benrubi Agreement, August 3, 2010, Mr. Benrubi was granted an option to acquire up to 90,000 shares of our Class A common stock. The options were priced at the greater of (x) the closing price of our Class A common stock on August 3, 2010 and (y) the volume weighted average 30 day share price of the Class A common stock ending on and including August 3, 2010. The exercise price per share is $3.44. The options vest in three equal tranches upon the first, second and third anniversaries of the Benrubi Effective Date. In addition, on August 3, 2010, Mr. Benrubi was granted 90,000 restricted shares of our Company’s Class A common stock. The restricted shares vest in three equal tranches upon the first, second and third anniversaries of the Benrubi Effective Date.

The options and restricted stock granted to Mr. Benrubi are subject to the terms and conditions of the Plan and the related award agreements.

Sharon Hughes, our President and Chief Merchandise Officer, Arden B Division

On November 19, 2009, we entered into an Employment Agreement with Sharon Hughes, or the Hughes Agreement, setting forth the terms of her employment with us as our President and Chief Merchandise Officer,

Arden B Division. The Hughes Agreement became effective on November 23, 2009, or the Hughes Effective Date. The Hughes Agreement will terminate on November 23, 2012.

Cash Compensation/Benefits

Under the Hughes Agreement, Ms. Hughes is entitled to:

•

a base salary of $450,000 through the first anniversary of the Hughes Effective Date and $485,000 as of the first anniversary of the Hughes Effective Date through the end of the term of the Hughes Agreement;

•

an annual performance bonus (paid in accordance with our bonus plan, which is administered under the Plan), with a target cash award of 50% of Ms. Hughes’ base salary and a maximum cash award of 100% of her base salary. Ms. Hughes also earned a retention bonus of $100,000 with respect to fiscal 2009, which was paid in a lump sum on April 16, 2010. If Ms. Hughes had been terminated by our Company for cause or by her without good reason prior to the first anniversary of the Hughes Effective Date, Ms. Hughes would have been required to repay a pro-rata portion of the bonus; and

•	participate in such employee benefit plans and insurance programs offered to our employees and executive officers.

Equity Incentive Arrangement

As of the Hughes Effective Date, Ms. Hughes was granted an option to acquire up to 85,000 shares of our Class A common stock. The options were priced at the greater of (x) the closing price of our Company’s Class A common stock on November 23, 2009 and (y) the volume weighted average 30 day share price of the Class A common stock ending on and including November 23, 2009. The exercise price per share is $3.43. The options vest in three equal tranches upon the first, second and third anniversaries of the Hughes Effective Date. On November 23, 2010, the first tranche of options vested.

In addition, on the Hughes Effective Date, Ms. Hughes received a grant of 54,000 performance shares of our Company’s Class A common stock, which were issued under the terms of the Plan. The award agreement governing her performance shares provides that the performance shares vest in two equal tranches beginning on the first and second anniversaries of the Hughes Effective Date, provided certain conditions are satisfied. The two tranches of the performance shares vest in the manner set forth in the following chart:

Number of Performance Shares within each Tranche	Time Based Vesting Date	Stock Price Measurement Period	Share Appreciation Target to be Equaled or Exceeded/Share Allocation to Vest
Tranche 1: 27,000	1st anniversary of the Hughes Effective Date	From the Hughes Effective Date through the 2nd anniversary thereof	$4.19 per share/13,500 $5.03 per share/13,500

Tranche 2: 27,000	2nd anniversary of the Hughes Effective Date	From the 1st anniversary of the Hughes Effective Date through the 2nd anniversary thereof	$6.03 per share/13,500 $7.24 per share/13,500

The baseline share price used to determine the share appreciation targets was $3.49. This was based on the trailing 20-day volume weighted average share price of the Company’s Class A common stock as of November 18, 2009, which was the day before the Company and Ms. Hughes entered into her employment agreement. The initial share appreciation target represents a 20% increase in the Company’s share price over the baseline, with each subsequent share appreciation target representing an additional 20% increase in the Company’s share price.

The share appreciation targets will be deemed to have been met upon the attainment, at any time within the respective measurement periods, of a trailing 20-day volume weighted average share price at or above the respective share appreciation targets. In the event the target share price is met and the time based vesting has been met, the respective shares would be vested.

On November 23, 2010, 13,500 of Tranche 1 performance shares vested and were issued as the $4.19 share appreciation target was met.

Jon C. Kubo, our Senior Vice President of E-Commerce and Chief Information Officer

On March 21, 2005, we hired Jon C. Kubo as an employee of our Company. On August 26, 2010, upon the appointment of Mr. Kubo as our Senior Vice President of E-Commerce and CIO, we entered into an Employment Agreement with him, or the Kubo Agreement, setting forth the terms of his employment with us in that role. The Kubo Agreement became effective on August 26, 2010, or the Kubo Effective Date. The Kubo Agreement will terminate on August 26, 2013.

Cash Compensation/Benefits

Under the Kubo Agreement, Mr. Kubo is entitled to:

•	a base salary of $340,000 (and which is subject to annual review by our Compensation Committee);

•

an annual performance bonus (paid in accordance with our bonus plan, which is administered under the Plan), with a target cash award of 40% of Mr. Kubo’s base salary and a maximum cash award of 80% of his base salary. Mr. Kubo was also provided a promotion bonus of $50,000 attainable as follows: $25,000 upon the Kubo Effective Date and $25,000 on the first anniversary of the Kubo Effective Date provided Mr. Kubo is still employed by the Company on such date. If Mr. Kubo is terminated by our Company for cause or by him without good reason prior to the third anniversary of the Kubo Effective Date, Mr. Kubo will have to repay a pro-rata portion of the bonus; and

•	participate in such employee benefit plans and insurance programs offered to our employees and executive officers.

Equity Incentive Arrangement

As of the Kubo Effective Date, Mr. Kubo was granted an option to acquire up to 75,000 shares of our Class A common stock. The options were priced at the greater of (x) the closing price of our Company’s Class A common stock on August 26, 2010 and (y) the volume weighted average 30 day share price of the Class A common stock ending on and including August 26, 2010. The exercise price per share is $3.15. The options vest in three equal tranches beginning upon the first, second and third anniversaries of the Kubo Effective Date.

Barbara Bachman, our Vice President of Store Operations

In 1994, we hired Barbara Bachman as an employee of our Company. Ms. Bachman’s employment with us is not subject to an Employment Agreement.

B. Named Executive Officers No Longer Employed by Our Company

Edmond S. Thomas, our President and Chief Executive Officer

On September 6, 2007, we entered into an Employment Agreement with Edmond S. Thomas, or the Thomas Agreement, setting forth the terms of his employment with us as our President and Chief Executive Officer. The Thomas Agreement became effective on October 8, 2007, or the Thomas Effective Date. The Thomas Agreement terminated on October 8, 2010.

Cash Compensation/Benefits

Under the Thomas Agreement, Mr. Thomas was entitled to:

•	a base salary of $750,000 (which was subject to annual review by our Compensation Committee);

•	an annual performance bonus (paid in accordance with our bonus plan, which is administered under the Plan), that had a target cash award of 100% of Mr. Thomas’ base salary and a maximum cash award of

200% of his base salary (for fiscal 2007, Mr. Thomas was guaranteed a bonus of $250,000, which was paid on April 15, 2008); and

•	participate in such employee benefit plans and insurance programs offered to our employees and executive officers.

Equity Incentive Arrangement

At the time of his retention as our President and Chief Executive Officer, Mr. Thomas received a commitment from us to grant him 1,000,000 performance shares of our Class A common stock, to be issued under the terms of the Plan, and 500,000 restricted shares of our Class A common stock issued as an inducement for him as a new employee. The award agreement governing his performance shares provided that the performance shares were to be awarded in three tranches of 333,333, 333,333 and 333,334 shares. Tranche 1, representing 333,333 performance shares, was awarded on October 8, 2007, the effective date of the Thomas Agreement. Tranche 2, representing 333,333 performance shares, was awarded on October 8, 2008. Tranche 3, representing 333,334 performance shares, was awarded on October 8, 2009. The performance shares were subject to the vesting criteria listed in the chart below.

Number of Performance Shares within each Tranche	Time Based Vesting Date	Stock Price Measurement Period	Share Appreciation Target to be Equaled or Exceeded/Share Allocation to Vest
Tranche 1: 333,333	1st anniversary of the Thomas Effective Date	From the Thomas Effective Date through the 3rd anniversary thereof	$5.15 per share/166,667 $6.18 per share/166,666

Tranche 2: 333,333	2nd anniversary of the Thomas Effective Date	From the 1st anniversary of the Thomas Effective Date through the 3rd anniversary thereof	$7.41 per share/166,667 $8.89 per share/166,666

Tranche 3: 333,334	3rd anniversary of the Thomas Effective Date	From the 2nd anniversary of the Thomas Effective Date through the 3rd anniversary thereof	$10.67 per share/166,667 $12.80 per share/166,667

The baseline share price used to determine the share appreciation targets was $4.29. This was based on the trailing 20-day volume weighted average share price of the Company’s Class A common stock as of September 5, 2007, which was the day before the Thomas Effective Date. The initial share appreciation target represents a 20% increase in the Company’s share price over the baseline, with each subsequent share appreciation target representing an additional 20% increase in the Company’s share price.

The share appreciation targets would have been deemed to have been met upon the attainment, at any time within the respective measurement periods, of a trailing 20-day volume weighted average share price at or above the respective share appreciation targets. In the event the target share price would have been met and the time based vesting had been met, the respective shares would have been vested. Upon the third anniversary of the Thomas Effective date, all 1,000,000 performance shares were forfeited by Mr. Thomas as none of the share appreciation targets had been met.

All of the restricted shares were granted on October 8, 2007. The restricted shares vested in three tranches (166,666, 166,666 and 166,668 shares) on each of the first, second and third anniversaries of the Thomas Effective Date.

In addition to the restricted stock and performance shares, on March 7, 2008, our Board of Directors granted Mr. Thomas an option to acquire up to 100,000 shares of our Class A common stock at an exercise price of $2.58, our Company’s closing Class A common stock price on the grant date . The stock options were to vest in three tranches of 33,333, 33,333, and 33,334 shares on the first, second and third anniversaries of the grant date. On March 7, 2009, the first tranche of options vested. On March 7, 2010, the second tranche of options vested. In connection with the Transition and Release Agreement entered into with Mr. Thomas upon the expiration of the Thomas Agreement, the Company accelerated the vesting terms of the third tranche of options from March 7, 2011 to February 8, 2011, the expiration of Mr. Thomas’ Transition and Release Agreement. As a result, the third tranche of options vested on February 8, 2011. Under the Transition and Release Agreement, Mr. Thomas has 90 days from February 8, 2011 in which to exercise his options or they will be forfeited.

POTENTIAL PAYMENTS UPON

TERMINATION OR A CHANGE OF CONTROL

The following section discusses potential termination and change of control payment amounts assuming a hypothetical triggering event had occurred as of January 29, 2011.

A. Named Executive Officers as of the Date of this Proxy Statement

SUSAN P. MCGALLA

Termination Payments/Rights

Ms. McGalla’s employment may be terminated by us or by Ms. McGalla at any time, subject to the terms and conditions of the McGalla Agreement. The respective rights and obligations of Ms. McGalla and us depend upon the party that initiates the termination and the reasons for the termination.

In the event of termination of her employment without “cause” or her resignation for “good reason” (as such terms are defined in the McGalla Agreement), Ms. McGalla will be entitled to receive (contingent on Ms. McGalla signing a Release (as defined in the McGalla Agreement) and not revoking the Release within thirty (35) days of the termination):

(a) the greater of (i) Ms. McGalla’s aggregate base salary for the remainder of the term of the McGalla Agreement and (ii) Ms. McGalla’s then current base salary, multiplied by two (2), which payment will be made in twelve (12) equal monthly installments over a one (1) year period, subject to compliance with Section 409A of the Internal Revenue Code, as amended, or Section 409A;

(b) Payment by our Company of the cost of Ms. McGalla’s coverage under COBRA for one (1) year, subject to mitigation and to the extent that Ms. McGalla elects such coverage; and

(c) vesting of the unvested restricted shares and option shares that are scheduled to vest at the next annual vesting milestone following the termination date and 50% vesting of all other remaining unvested restricted shares.

(d) vesting of the unvested performance shares that would have vested on the service-based vesting date immediately following the termination date provided that the share appreciation target for such measurement period is achieved prior to the termination date and 50% vesting of all other remaining unvested performance shares provided that the respective share appreciation target for such measurement period is achieved prior to the termination date.

In the event that Ms. McGalla’s employment is terminated as a result of her “disability” (as such term is defined in the McGalla Agreement) or her death, Ms. McGalla will receive:

(a) accrued but unpaid salary, payment for reimbursed expenses and accrued disability benefits through the employment termination date;

(b) Ms. McGalla’s target bonus for the fiscal year in which the date of termination occurs, or the termination fiscal year, which shall be pro rated for the number of full calendar quarters Ms. McGalla was employed by our Company in the termination fiscal year;

(b) Payment by our Company of the cost of Ms. McGalla’s coverage under COBRA for one (1) year, subject to mitigation and to the extent that Ms. McGalla elects such coverage; and

(c) vesting of the unvested restricted shares and option shares that are scheduled to vest at the next annual vesting milestone and 50% vesting of all other remaining unvested restricted shares.

(d) vesting of the unvested performance shares that would have vested on the service-based vesting date immediately following the termination date provided that the share appreciation target for such measurement period is achieved prior to the termination date and 50% vesting of all other remaining unvested performance shares provided that the respective share appreciation target for such measurement period is achieved prior to the termination date.

In the event of a termination of Ms. McGalla’s employment for “cause” or her resignation without “good reason”, Ms. McGalla will receive (a) accrued but unpaid base salary, (b) payment for unreimbursed expenses and (c) accrued employee benefits through the employment termination date. Nevertheless, if our Board of Directors has the reasonable belief that Ms. McGalla has committed any of the acts that constitute the basis for a “cause” termination, Ms. McGalla may be suspended without pay until an investigation is concluded. If Ms. McGalla’s employment is terminated as a result of her disability or her death, she will further be entitled to receive her pro rata target bonus for the fiscal year in which the termination occurs. The bonus will be prorated for the number of full fiscal quarters Ms. McGalla is employed during such fiscal year.

Change of Control Payments

If we experience a “change of control” (as such term is defined in the McGalla Agreement) during the term of Ms. McGalla’s employment with us, and, within one hundred eighty (180) days of the change of control, Ms. McGalla’s employment with us is terminated by our Company without cause or by Ms. McGalla for good reason, Ms. McGalla will be entitled to receive (contingent on Ms. McGalla signing a Release and not revoking the Release within thirty (35) days of the termination):

(a) a payment equal to the sum of (i) Ms. McGalla’s then current base salary multiplied by two (2) and (ii) Ms. McGalla’s target bonus for the fiscal year in which the termination occurs (pro rated for the number of full calendar quarters that Ms. McGalla was employed during such fiscal year) multiplied by two (2). This payment will be made in twelve (12) equal monthly installments over one (1) year, subject to compliance with Section 409A;

(b) payment by our Company of the cost of Ms. McGalla’s coverage under COBRA for one (1) year, subject to mitigation and to the extent that Ms. McGalla elects such coverage; and

(c) vesting of the unvested restricted shares that are scheduled to vest at the next annual vesting milestone and 50% vesting of all other remaining unvested restricted shares provided, however, that if the consideration per share payable to the our stockholders at the closing of the change of control transaction equals or exceeds $5.50, vesting of all other remaining unvested restricted shares will occur.

(d) the greater of (a) vesting of the unvested option shares that are scheduled to vest at the next annual vesting milestone and (b)(i) if the consideration per share payable to our stockholders at the closing of the change of control transaction equals or exceeds $5.52, vesting of 33.3% of all remaining unvested option shares (ii) if the consideration per share payable to our stockholders at the closing of the change of control transaction equals or exceeds $6.96, vesting of 66.66% of all remaining unvested option shares (iii) if the consideration per share payable to our stockholders at the closing of the change of control transaction equals or exceeds $8.40, vesting of all remaining unvested option shares.

The following table quantifies the severance and accelerated vesting Ms. McGalla would receive if a triggering event occurred on January 29, 2011.

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)	Total
Termination Without Cause or for Good Reason	$1,614,512	$1,000,165	$2,614,677
Death or Disability	$14,512	$1,000,165	$1,014,677
With Cause or Without Good Reason	—	—	—
Termination Without Cause or for Good Reason Following a Change of Control	$1,614,512	$1,000,165	$2,614,677
Change of Control	—	$1,000,165	$1,000,165

(1)	Pursuant to the terms of the McGalla Agreement, as of January 29, 2011, upon her termination without “cause,” or with “good reason,” Ms. McGalla would be entitled to payments totaling $1,600,000, less applicable withholding taxes, which represents two (2) times her 2010 base salary and payment of her coverage under COBRA for one year, approximately $14,512, if Ms. McGalla elects such coverage. Upon death or “disability,” Ms. McGalla would be entitled to payments equal to her target bonus pro-rated to reflect the number of full calendar quarters served in her position during the year (as Ms. McGalla’s was not employed until January 18, 2011, she did not serve in her position for a full calendar quarter during the year and there would be no target bonus payment) and, in the event of disability, payment of her coverage under COBRA for one year, approximately $14,512, if Ms. McGalla elects such coverage. Upon a “termination without “cause,” or with “good reason,” within one-hundred and eighty (180) days following a Change of Control, Ms. McGalla would be entitled to payments totaling $1,600,000, less applicable withholding taxes, which represents two (2) times her 2010 base salary only as Ms. McGalla did not serve in her position for any full calendar quarter during the year to receive a pro-rated share of two (2) times her target bonus, and payment of her coverage under COBRA for one year, approximately $14,512, if Ms. McGalla elects such coverage.
(2)	For purposes of a termination without cause or for good reason, due to death or disability, without cause or for good reason following a change of control, the value of accelerated equity with respect to the restricted shares is calculated as the product of (a) the sum of 66,666 unvested restricted shares scheduled to vest at the next vesting milestone and 50% of the remaining unvested restricted shares, or 216,667 shares, Ms. McGalla would vest into and (b) $3.53, which was our Company’s closing common stock price on January 28, 2011. The value of accelerated equity with respect to her previously granted stock options and performance shares is $0 as the stock options were not “in the money” due to their exercise price per share being in excess of our $3.53 closing common stock price on January 28, 2011 and as none of the share appreciation targets were met.

STEVEN H. BENRUBI

Termination Payments/Rights

Mr. Benrubi’s employment may be terminated by us or by Mr. Benrubi at any time, subject to the terms and conditions of the Benrubi Agreement. The respective rights and obligations of Mr. Benrubi and us depend upon the party that initiates the termination and the reasons for the termination.

In the event of a termination of Mr. Benrubi’s employment by us without “cause,” or if Mr. Benrubi terminates his employment for “good reason” (as such terms are defined in the Benrubi Agreement) on or before August 3, 2013, Mr. Benrubi shall be entitled to receive (contingent on Mr. Benrubi signing a Release (as defined in the Benrubi Agreement) and not revoking the Release within thirty (30) days of the termination) severance pay in an amount equal to one year’s base salary, payable in equal bi-monthly installments over a period of one (1) year, subject to compliance with Section 409A and the terms of the Benrubi Agreement. Mr. Benrubi shall not be entitled to any additional payments in connection with his termination. In the event of a termination without “cause” after August 3, 2013, Mr. Benrubi will not be entitled to severance.

In the event of a termination of Mr. Benrubi’s employment for “cause” or his resignation without “good reason” (as such terms are defined in the Benrubi Agreement) or his employment is terminated as a result of his “disability” (as such term is defined in the Benrubi Agreement) or his death, Mr. Benrubi will receive (a) accrued but unpaid salary, (b) payment for unreimbursed expenses and (c) accrued employee benefits through the employment termination date.

Change of Control Payments

Under the terms of the Benrubi Agreement, Mr. Benrubi is not entitled to receive any payments in connection with a change of control. However, pursuant to the terms of his stock option award agreements and his restricted stock and performance share award agreements, upon a “change of control” (as such term is defined in the Plan) during his employment with us, Mr. Benrubi’s unvested stock options and restricted stock will vest and any performance restrictions will lapse, allowing for vesting of performance shares.

The following table quantifies the severance and accelerated vesting Mr. Benrubi would receive if a triggering event occurred on January 29, 2011.

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)(3)	Total
Termination Without Cause or for Good Reason	$375,000	—	$375,000
Death or Disability	—	—	—
With Cause or Without Good Reason	—	—	—
Change of Control	—	$445,361	$445,361

(1)	Pursuant to the Benrubi Agreement, as of January 29, 2011, upon his termination without “cause” or with “good reason,” Mr. Benrubi would be entitled to receive severance payments totaling his base salary under the Benrubi Agreement, less applicable withholding taxes, totaling $375,000.
(2)	The value of accelerated equity with respect to restricted stock and performance shares is calculated as the sum of the product of (a) 90,000 shares of restricted stock and 33,870 of performance shares that Mr. Benrubi would vest into and (b) $3.53, which was our Company’s closing common stock price on January 28, 2011.
(3)	The value of accelerated equity with respect to the options is calculated as the product of (a) 90,000 option shares, representing the unvested options that are “in the money” at January 29, 2011, and that Mr. Benrubi would vest into and (b) $0.09, the difference between $3.53, which was our closing common stock price on January 28, 2011, and $3.44, the option share exercise price.

SHARON HUGHES

Termination Payments/Rights

Ms. Hughes’ employment may be terminated by us or by Ms. Hughes at any time, subject to the terms and conditions of the Hughes Agreement. The respective rights and obligations of Ms. Hughes and us depend upon the party that initiates the termination and the reasons for the termination.

In the event of a termination of Ms. Hughes’ employment without “cause” or by her resignation for “good reason” (as such terms are defined in the Hughes Agreement), Ms. Hughes will be entitled to receive (contingent on Ms. Hughes signing a Separation Agreement and Release within twenty-one (21) days of termination (as defined in the Hughes Agreement) and not revoking the Separation Agreement or Release):

(a) continued compensation and payment for any incurred but unreimbursed expenses, incurred but unpaid base salary and other accrued employee benefits as provided in the Hughes Agreement, through the termination date;

(b) severance pay in an amount equal to one times Ms. Hughes’ base salary. This payment will be made in twelve (12) equal monthly installments over one (1) year, subject to compliance with Section 409A;

In the event of a termination of Ms. Hughes’ employment for “cause” or her resignation without “good reason,” or her employment terminates as a result of her “disability” (as such terms are defined in the Hughes Agreement) or her death, Ms. Hughes will receive (a) accrued but unpaid base salary, (b) payment for unreimbursed expenses and (c) accrued employee benefits through the employment termination date. Nevertheless, if our Board of Directors has reason to believe that Ms. Hughes has committed any of the acts that constitute the basis for a “cause” termination, Ms. Hughes may be suspended without pay until an investigation is concluded.

Change of Control Payments

Under the terms of the Hughes Agreement, Ms. Hughes is not entitled to receive any payments in connection with a change of control. However, pursuant to the terms of her stock option and restricted stock and performance award agreements, upon a “change of control” (as such term is defined in the Plan) during her employment with us, Ms. Hughes’ unvested stock options and restricted stock will vest, and any performance restrictions will lapse, allowing for vesting of performance shares.

The following table quantifies the severance and accelerated vesting Ms. Hughes would receive if a triggering event occurred on January 29, 2011.

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)(3)	Total
Termination Without Cause or for Good Reason	$485,000	—	$485,000
Death or Disability	—	—	—
With Cause or Without Good Reason	—	—	—
Change of Control	—	$178,907	$178,907

(1)	Pursuant to the terms of the Hughes Agreement, as of January 29, 2011, upon her termination without “cause,” or with “good reason,” Ms. Hughes would be entitled to receive severance payments equal to her then current base salary, less applicable withholding taxes, totaling $485,000.
(2)	The value of accelerated equity with respect to restricted stock and performance shares is calculated as the sum of the product of (a) the sum of 7,200 shares of restricted stock and 40,500 of performance shares that Ms. Hughes would vest into and (b) $3.53, which was our Company’s closing common stock price on January 28, 2011.
(3)	The value of accelerated equity with respect to the options is calculated as the sum of (i) the product of (a) 56,666 option shares, representing the unvested options that are “in the money” at January 29, 2011, and that Ms. Hughes would vest into and (b) $0.10, the difference between $3.53, which was our closing common stock price on January 28, 2011, and $3.43, the weighted average exercise price of the option shares; and the product of (b) 9,000 option shares, representing the unvested options that are “in the money” at January 29, 2011, and that Ms. Hughes would vest into and (b) $0.54, the difference between $3.53, which was our closing common stock price on January 28, 2011, and $2.99, the exercise price of the option shares.

JON C. KUBO

Termination Payments/Rights

Mr. Kubo’s employment may be terminated by us or by Mr. Kubo at any time, subject to the terms and conditions of the Kubo Agreement. The respective rights and obligations of Mr. Kubo and us depend upon the party that initiates the termination and the reasons for the termination.

In the event of a termination of Mr. Kubo’s employment by us without “cause,” or if Mr. Kubo terminates his employment for “good reason” (as such terms are defined in the Kubo Agreement) on or before August 26, 2013, Mr. Kubo shall be entitled to receive (contingent on Mr. Kubo signing a Release (as defined in the Kubo

Agreement) and not revoking the Release within thirty (30) days of the termination) severance pay in an amount equal to 50% of one year’s base salary, payable in equal bi-monthly installments over a period of six (6) months, subject to compliance with Section 409A and the terms of the Kubo Agreement. Mr. Kubo shall not be entitled to any additional payments in connection with his termination. In the event of a termination without “cause” after August 26, 2013, Mr. Kubo will not be entitled to severance.

In the event of a termination of Mr. Kubo’s employment for “cause” or his resignation without “good reason” (as such terms are defined in the Kubo Agreement) or his employment is terminated as a result of his “disability” (as such term is defined in the Kubo Agreement) or his death, Mr. Kubo will receive (a) accrued but unpaid salary, (b) payment for unreimbursed expenses and (c) accrued employee benefits through the employment termination date.

Change of Control Payments

Under the terms of the Kubo Agreement, Mr. Kubo is not entitled to receive any payments in connection with a change of control. However, pursuant to the terms of his stock option award agreement and his performance share award agreements, upon a “change of control” (as such term is defined in the Plan) during his employment with us, Mr. Kubo’s unvested stock options will vest and any performance restrictions will lapse, allowing for vesting of performance shares.

The following table quantifies the severance and accelerated vesting Mr. Kubo would receive if a triggering event occurred on January 29, 2011.

Event	Total Cash Severance(1)	Value of Accelerated Equity (2)(3)	Total
Termination Without Cause or for Good Reason	$170,000	—	$170,000
Death or Disability	—	—	—
With Cause or Without Good Reason	—	—	—
Change of Control	—	$160,914	$160,914

(1)	Pursuant to the Kubo Agreement, as of January 29, 2011, upon his termination without “cause” or with “good reason,” Mr. Kubo would be entitled to receive severance payments totaling 50% of his base salary under the Kubo Agreement, less applicable withholding taxes, totaling $170,000.
(2)	The value of accelerated equity with respect to stock options is calculated as the sum of (i) the product of (a) 75,000 option shares, representing the unvested options that are “in the money” at January 29, 2011, and that Mr. Kubo would vest into and (b) $0.38, the difference between $3.53, which was our closing common stock price on January 28, 2011, and $3.15, the exercise price of the option shares; and (ii) the product of (a) 6,666 option shares, representing the unvested options that are “in the money” at January 29, 2011, and that Mr. Kubo would vest into and (b) $0.26, the difference between $3.53, which was our closing common stock price on January 28, 2011, and $3.27, the exercise price of the option shares.
(3)	The value of accelerated equity with respect to the performance shares is calculated as the sum of the product of (a) 37,020 of performance shares that Mr. Kubo would vest into and (b) $3.53, which was our Company’s closing common stock price on January 28, 2011.

BARBARA BACHMAN

Ms. Bachman is not entitled to receive any payments in connection with her termination of employment or the occurrence of a change of control. However, pursuant to the terms of her stock option award agreements and restricted stock award agreement, upon a “change of control” (as such term is defined in the Plan) during her employment with us, Ms. Bachman’s unvested stock options and restricted awards will vest .

The following table quantifies the severance and accelerated vesting Ms. Bachman would receive if a triggering event occurred on January 29, 2011.

Event	Total Cash Severance	Value of Accelerated Equity (1)	Total
Change of Control	—	$35,044	$35,044

(1)	The value of accelerated equity is calculated as the sum of (i) the product of (a) 6,400 restricted shares Ms. Bachman would vest into and (b) $3.53, which was our closing common stock price on January 28, 2011; (ii) the product of (a) 8,000 option shares Ms. Bachman would vest into and that are “in the money” and (b) $0.54, the difference between $3.53, which was our closing common stock price on January 28, 2011, and $2.99, the exercise price of the option shares; (iii) the product of (a) 6,666 option shares Ms. Bachman would vest into and that are “in the money” and (b) $0.26, the difference between $3.53, which was our closing common stock price on January 28, 2011, and $3.27, the exercise price of the option shares; and (iv) the product of (a) 6,666 option shares Ms. Bachman would vest into and that are “in the money” and (b) $0.96, the difference between $3.53, which was our closing common stock price on January 28, 2011, and $2.57, the exercise price of the option shares.

B. Named Executive Officers No Longer Employed by Our Company

EDMOND S. THOMAS

On August 30, 2010, our Company and Edmond S. Thomas entered into the Transition and Release Agreement , in connection with Mr. Thomas’ continued employment with the Company upon the expiration of the Thomas Agreement on October 8, 2010. The Transition and Release Agreement expired on February 8, 2011 (“Transition Period Expiration Date”).

Pursuant to the terms of the Transition and Release Agreement, Mr. Thomas’ employment with our Company and its subsidiaries terminated on February 8, 2011. Under the Transition and Release Agreement, and in consideration of a mutual general release of claims, Mr. Thomas was entitled to the following payments and benefits:

•	a $750,000 severance payment, payable in six equal monthly installments, beginning 30 days following the Transition Period Expiration Date;

•

payment of (i) any accrued, but unpaid base compensation earned through February 8, 2011, (ii) the cash value of any accrued but unused vacation, through February 8, 2011, which amount equaled $106,731, (iii) reimbursement for any unreimbursed business expenses incurred prior to February 8, 2011 to which he would otherwise have been entitled, and (iv) any amounts due under any Company benefit plan or arrangement for the period prior to February 8, 2011;

•	payment by our Company of the monthly COBRA premium that is in excess of the active employee rate cost for one (1) year, which amount equals approximately $2,300;

•

accelerated vesting of the remaining 33,334 unvested stock options from March 8, 2011 to February 8, 2011, valued at $33,467, with the continued opportunity to exercise such vested stock options for three months after February 8, 2011, at the strike price of $2.58 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Company’s Class A common stock for (i) each person known to our Company to have beneficial ownership of more than 5% of our Company’s Class A common stock and (ii) each of our Company’s directors and executive officers named in the Summary Compensation Table. Except as otherwise indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock shown below as beneficially owned by them. Unless otherwise indicated, the address of each person listed below is c/o The Wet Seal, Inc., 26972 Burbank, Foothill Ranch, California 92610.

As of April 11, 2011, there were 101,434,546 shares of Class A common stock issued and outstanding and no shares of Class B common stock issued and outstanding. Except for information based upon Schedule 13G and Schedule 13D filings filed with the SEC, as indicated in the footnotes, beneficial ownership is stated as of April 11, 2011.

Name and Address of Stockholder	Beneficial Ownership of Shares of Class A Common Stock	Percent of Beneficial Ownership of Shares of Class A Common Stock
BlackRock Inc. (1)	11,395,798	11.2%
40 East 52 nd Street New York, New York 10022

Paradigm Capital Management, Inc. (2)	9,802,550	9.7%
9 Elk Street Albany, New York 12207

PENN Capital Management, Inc. (3)	5,639,812	5.5%
3 Crescent Drive, Suite 400 Philadelphia, Pennsylvania 19112

Columbia Wanger Asset Management LP (4)	5,347,000	5.3%
227 West Monroe Street Chicago, Illinois60606

Named Executive Officers and Directors
Steven H. Benrubi (5)	262,407	*
Barbara Bachman (6)	70,346	*
Jonathan Duskin (7)	81,658	*
Sidney M. Horn (8)	177,937	*
Sharon Hughes (9)	89,534	*
Harold D. Kahn (10)	222,113	*
Jon C. Kubo (11)	54,041	*
Susan P. McGalla (12)	1,500,000	1.5%
Kenneth M. Reiss (13)	250,486	*
Kenneth D. Seipel (14)	650,000	*
Edmond S. Thomas (15)	465,500	*
Henry D. Winterstern (16)	156,886	*
All Named Executive Officers and Directors as a group (11 individuals)	3,980,908	3.9%

*	Less than 1%
(1)	As reported in an Amendment No. 1 to Schedule 13G dated December 31, 2010 that was filed on January 10, 2011.
(2)	As reported in an Amendment No. 3 to Schedule 13G dated December 31, 2010 that was filed on February 14, 2011.
(3)	As reported in Schedule 13G dated December 31, 2010 that was filed on February 15, 2011.

(4)	As reported in an Amendment No. 1 to Schedule 13G dated December 31, 2010 that was filed on February 10, 2011.
(5)	Includes (i) 18,870 performance shares that vest upon achievement of certain 20-day Average Trading Price thresholds for our Company’s Class A common stock, (ii) 90,000 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions and have voting rights, and (iii) 105,537 shares of our Company’s Class A common stock issuable upon the exercise of options that have vested or will vest within 60 days of April 11, 2011.
(6)	Includes (i) 6,400 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions and have voting rights and (ii) 52,501 shares of our Company’s Class A common stock issuable upon the exercise of options that have vested or will vest within 60 days of April 11, 2011.
(7)	Includes 36,127 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions and have voting rights.
(8)	Includes 36,127 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions and have voting rights.
(9)	Includes (i) 40,500 performance shares that vest upon achievement of certain 20-day Average Trading Price thresholds for our Company’s Class A common stock, (ii) 7,200 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions and have voting rights, and (iii) 28,334 shares of our Company’s Class A common stock issuable upon the exercise of options that have vested or will vest within 60 days of April 11, 2011 .
(10)	Includes 36,127 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions and have voting rights.
(11)	Includes (i) 22,020 performance shares that vest upon achievement of certain 20-day Average Trading Price thresholds for our Company’s Class A common stock, and (ii) 32,021 shares of our Company’s Class A common stock issuable upon the exercise of options that have vested or will vest within 60 days of April 11, 2011.
(12)	Includes (i) 1,000,000 performance shares that vest upon achievement of certain 30-day Average Trading Price thresholds for our Company’s Class A common stock, and (ii) 500,000 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions and have voting rights.
(13)	Includes 36,127 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions and have voting rights.
(14)	Includes (i) 400,000 performance shares that vest upon achievement of certain 30-day Average Trading Price thresholds for our Company’s Class A common stock, and (ii) 250,000 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions and have voting rights.
(15)	Includes (i) 100,000 shares of our Company’s Class A common stock issuable upon the exercise of options that have vested or will vest within 60 days of April 11, 2011.
(16)	Includes (i) 36,127 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions and have voting rights and (ii) 15,000 shares of our Company’s Class A common stock issuable upon the exercise of options that have vested or will vest within 60 days of April 11, 2011.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE

NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

Consistent with the policies of the SEC regarding auditor independence, our Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors. In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Audit services are services rendered by the independent auditors for the audit of financial statements and review of financial statements included in our Company’s Quarterly Report on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements. In addition, the independent auditors engage in a review of the effectiveness of our Company’s internal control over financial reporting.

Audit-related services are for assurance and related services performed by the independent auditors that are reasonably related to the performance of the audit or review of the financial statements.

Tax services include all services performed by the independent auditors for tax compliance, tax planning and tax advice, including professional services rendered for preparation and review of the federal and state corporate income tax returns, preparation of the Company’s Puerto Rico corporate income tax return and miscellaneous tax advice and tax planning related to federal and state income and other tax issues.

Prior to engagement of the independent auditors for the following year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of the four categories of services to our Audit Committee for approval. Our Audit Committee then pre-approves these services by category of service. The fees are budgeted and our Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, our Audit Committee requires specific pre-approval before engaging the independent auditors.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

General

The fees incurred by our Company for Deloitte & Touche LLP’s services for fiscal 2009 are set forth in our Company’s Proxy Statement dated April 19, 2010, which have been updated in this Proxy Statement to reflect final amounts of fees incurred. Such fees for fiscal 2010 are subject to subsequent adjustment if final amounts billed differ from the current estimates. During fiscal 2009 and 2010, fees for services provided by Deloitte & Touche LLP were as follows:

Audit Fees

The aggregate fees incurred by our Company for Deloitte & Touche LLP’s audit of our Company’s annual financial statements, the issuance of consents, the reviews of the financial statements included in our Company’s Quarterly Reports on Form 10-Q and audit of our Company’s internal control over financial reporting totaled $739,000 and $655,000 in fiscal 2009 and 2010, respectively.

Audit-Related Fees

The aggregate fees billed to our Company by Deloitte & Touche LLP for audit-related services totaled $2,200 and $2,200 in fiscal 2009 and 2010, respectively.

Tax Fees

The aggregate fees billed to our Company by Deloitte & Touche LLP for tax compliance, tax advice and tax planning services totaled $51,000 and $89,000 in fiscal 2009 and 2010, respectively.

All Other Fees

Other than the services described above, there were no other fees billed by Deloitte & Touche LLP for services rendered to our Company in fiscal 2009 and 2010.

Approval of Fees

All of the services for which audit fees, audit-related fees and tax fees were billed to our Company were approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee serves as the representative of our Board of Directors for general oversight of our Company’s financial accounting and reporting, systems of internal control and audit process, and monitoring compliance with laws and regulations and standards of business conduct. Our Audit Committee operates under a written charter, a copy of which is available on our Company’s website at www.wetsealinc.com.

Management of our Company has the primary responsibility of preparing the financial statements of our Company, including our Company’s internal controls, as well as our Company’s financial reporting process. Deloitte & Touche LLP, an independent registered public accounting firm acting as our Company’s independent auditor, is responsible for performing an independent audit of our Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board and issuing a report thereon and as to its assessment of the effectiveness of internal control over financial reporting. In addition, in fiscal 2010 our Audit Committee retained Moss Adams LLP to assist management with its review of our Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

In this context, our Audit Committee hereby reports as follows:

•

Our Audit Committee has reviewed and discussed the audited financial statements for fiscal 2010 with our Company’s management and Deloitte & Touche LLP, an independent registered public accounting firm, acting as our Company’s independent auditor. Additionally, our Audit Committee has reviewed and discussed, with management and with Deloitte & Touche LLP, Deloitte & Touche LLP’s report and attestation on internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

•

Our Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. This included (a) the auditor’s judgments about the quality, not just the acceptability, of the accounting principles as applied in The Wet Seal, Inc.’s financial reporting, (b) the methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (e) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and disclosures in the financial statements.

•

Our Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Deloitte & Touche LLP the matter of that firm’s independence.

•

Based on the review and discussion referred to in the three bullet points above, our Audit Committee recommended to our Board of Directors and our Board of Directors has approved that the audited financial statements of our Company for fiscal 2010 be included in the 2010 Annual Report, for filing with the SEC.

The Audit Committee

For Fiscal 2010:

Kenneth M. Reiss (Chairman)

Jonathan Duskin

Sidney M. Horn

Henry D. Winterstern

The foregoing Report of our Audit Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference in any previous or future documents filed by our Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that our Company specifically incorporates the report by reference in any such document.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

General

Upon recommendation of our Audit Committee, our Board of Directors proposes that the stockholders ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as the independent auditor of our Company for fiscal 2011. Deloitte & Touche LLP served as the independent auditor of our Company for fiscal 2010.

Neither our Company’s Restated Certificate of Incorporation, as amended, nor its Bylaws, as amended, require that the stockholders ratify the selection of our Company’s independent auditor. Our Company is doing so because our Company believes it is a matter of good corporate practice. If the stockholders do not ratify the selection, our Board of Directors and our Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but may retain such independent auditor. Even if the appointment is ratified, our Board of Directors and our Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such change would be in the best interest of our Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to make a statement if they desire and are expected to respond to appropriate inquiries from stockholders.

Required Vote

Ratification of the appointment of Deloitte & Touche LLP as our Company’s independent auditor requires the affirmative vote of a majority of the votes cast by holders of the outstanding shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Proposal. Abstentions will not be counted as votes cast with respect to this Proposal. Because brokers will have discretion to vote shares of the Company’s common stock in their discretion without the direction of their clients on Proposal 4, there will not be any broker non-votes with respect to Proposal 4.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR COMPANY’S INDEPENDENT AUDITOR FOR FISCAL 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules issued thereunder require that our directors, certain of our executive officers and beneficial owners of more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Our Company believes that during the fiscal year ended January 29, 2011, all such filing requirements were satisfied by our Company’s officers, directors and ten percent stockholders.

OTHER MATTERS TO COME BEFORE THE 2011 ANNUAL MEETING

Our Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on such matters.

SOLICITATIONS

The cost of this solicitation of proxies will be borne by our Company. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and materials to their principals and, upon request, our Company will reimburse them for their expenses in so doing.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2012 ANNUAL MEETING

Pursuant to Rule 14a-8 of the Exchange Act, if a stockholder of our Company wishes to submit a proposal for consideration at the 2012 Annual Meeting to be included in the Proxy Statement relating to that meeting, the proposal must be received at the principal executive offices of our Company no later than the close of business on the 120th day before the date on which this Proxy Statement is being released to stockholders. If our 2012 Annual Meeting is held within 30 days of May 18, 2012, any stockholder proposals for the 2012 Annual Meeting which are received by December 17, 2011 would be considered timely for inclusion in the Proxy Statement relating to the 2012 Annual Meeting. However, if our 2012 Annual Meeting is held more than 30 days before or after May 18, 2012, then the deadline for submitting stockholder proposals for inclusion in the Proxy Statement relating to the 2012 Annual Meeting is a reasonable time before we begin to print and distribute the proxy materials for the 2012 Annual Meeting. Stockholders who intend to nominate persons for election as directors at the 2012 Annual Meeting must comply with the advance notice procedures and other provisions set forth in this Proxy Statement and the Bylaws in order for such nomination to be properly brought before the 2012 Annual Meeting.

Any stockholder proposal for the 2012 Annual Meeting which is submitted outside the processes of Rule 14a-8 shall be considered untimely unless written notice of such proposal is received by the Secretary of our Company no later than the close of business on February 18, 2012 or earlier than the opening of business on January 19, 2012. However, if the 2012 Annual Meeting is not within 45 days before or after May 18, 2012, notice by the stockholder shall be considered untimely unless it is received no later than the later of (i) the close of business on February 18, 2012 and (ii) the close of business on the tenth day following the day on which public announcement of the date of the 2012 Annual Meeting is first made, nor earlier than the opening of business on January 19, 2012.

PROXY	THE WET SEAL, INC.	PROXY
ANNUAL MEETING
Solicited on behalf of our Board of Directors
for the Annual Meeting of Stockholders to be held on May 18, 2011

The undersigned, a stockholder in The Wet Seal, Inc., a Delaware corporation, appoints Susan P. McGalla and Steven H. Benrubi, or either of them, as the undersigned’s true and lawful agents and proxies, each with full power of substitution, to vote all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Wednesday, May 18, 2011, at 10:00 a.m., Pacific time, or any adjournment, postponement or extension thereof with respect to the following matters which are more fully explained in our Proxy Statement dated April 15, 2011, receipt of which is acknowledged by the undersigned.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL SIX NOMINEES FOR DIRECTORS, FOR PROPOSAL 2, FOR ONE YEAR WITH RESPECT TO PROPOSAL 3 AND FOR PROPOSAL 4 AS MORE SPECIFICALLY SET FORTH IN OUR PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be Signed on Reverse Side)

ANNUAL MEETING OF STOCKHOLDERS OF

THE WET SEAL, INC.

MAY 18, 2011

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

20830000000000000000 4	052207

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL SIX NOMINEES, “FOR” PROPOSAL 2, “FOR ONE YEAR” WITH RESPECT TO PROPOSAL 3 AND “FOR” PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE: ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors - Our Board recommends a vote FOR each of the following nominees:				2. Approval, on an advisory basis, of the compensation of Wet Seal, Inc.’s named executive officers	☐	☐	☐
☐	FOR ALL NOMINEES	O	Jonathan Duskin
		O	Sidney M. Horn	1 year	2 years	3 years	ABSTAIN
☐	WITHHOLD AUTHORITY	O	Harold D. Kahn	3. Approval, on an advisory basis, of the frequency of holding an advisory vote on the compensation of Wet Seal, Inc.’s named executive officers. ☐	☐	☐	☐
	FOR ALL NOMINEES	O	Susan P. McGalla
		O	Kenneth M. Reiss
☐	FOR ALL EXCEPT	O	Henry D. Winterstern
(See instruction below)

					FOR	AGAINST	ABSTAIN
				4. The Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm of The Wet Seal, Inc. for fiscal 2011	☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above.

Please note that changes to the registered name(s) on the

account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.